UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Kaiser Group Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KAISER GROUP HOLDINGS, INC.

9300 Lee Highway
Fairfax, Virginia 22031

               , 2007

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Kaiser Group Holdings, Inc. (the “Company”) to be held on Wednesday, June 27, 2007 at 10:30 a.m. EDT.  The meeting will take place in the auditorium at 9302 Lee Highway, Fairfax, Virginia 22031-1207.  On the following pages, you will find the notice of the Annual Meeting and the accompanying proxy statement.  In addition to the specific matters to be acted upon, as described in the notice of Annual Meeting and proxy statement, there will be an opportunity for questions of general interest to the stockholders.

This year, you are being asked to approve an amendment to the Company’s Certificate of Incorporation to effectuate a one for 20 reverse stock split of the Company’s outstanding common stock, which if approved, would enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”), and thereby forgo many of the expenses associated with operating as a public company subject to periodic reporting obligations under the Exchange Act.  You are also being asked to elect three directors, each to a one-year term expiring at the next Annual Meeting of Stockholders.

To ensure that your shares will be voted at the Annual Meeting, please complete, sign and date the enclosed proxy card promptly and return it in the enclosed envelope.  Please mail your proxy card whether or not you plan to attend the Annual Meeting.  Giving your proxy will not affect your right to vote the shares you hold in your own name if you decide to attend the Annual Meeting.

Sincerely,

/s/ Douglas W. McMinn

Douglas W. McMinn
President and Chief Executive Officer

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

June 27, 2007

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Kaiser Group Holdings, Inc. (the “Company”) will be held in the auditorium at 9302 Lee Highway, Fairfax, Virginia 22031-1207, on Wednesday, June 27, 2007, at 10:30 a.m. (EDT), for the following purposes:

1.             To approve an amendment to the Company’s Certificate of Incorporation to effectuate a one for 20 reverse stock split, which if approved, would enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934;

2.             To elect three directors, each to a term expiring at the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified; and

3.             To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on Monday, April 30, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

Your vote is important no matter how many shares you own.  Whether or not you expect to attend the Annual Meeting, please complete, sign and date the proxy card and return it in the postage-paid envelope that is provided.  All properly executed proxy cards received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxy cards.

By Order of the Board of Directors.

/s/ Nicholas Burakow

Nicholas Burakow, PhD
Secretary

, 2007

PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS
June 27, 2007

This proxy statement, notice of the 2007 Annual Meeting of Stockholders (the “Annual Meeting”), and accompanying proxy are being furnished to you as a stockholder of Kaiser Group Holdings, Inc., a Delaware corporation (the “Company” or “Kaiser Holdings”), in connection with the Annual Meeting, which is to be held on Wednesday, June 27, 2007, at the time and place and for the purposes set forth in the accompanying notice of the meeting.  The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on Monday, April 30, 2007 (the “Record Date”).

The Company’s Board of Directors (the “Board of Directors” or the “Board”) is making this proxy solicitation.  A proxy card is included with this mailing.  If your shares are registered in your name, the proxy card shows the number of shares of Kaiser Group Holdings, Inc. Common Stock, par value $0.01 per share (“Common Stock”), that you owned as of the Record Date.  There were no shares of Preferred Stock, par value $0.01 per share, outstanding as of the Record Date.  All properly executed proxy cards received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxy cards.

Please complete and sign the enclosed proxy card and return it to the Company as soon as possible. If you change your mind after you return your proxy card, you may revoke it at any time, including at the Annual Meeting.  You may revoke your proxy by mailing a second (or subsequent) proxy card to the Company’s stock transfer agent for receipt prior to the closing of the polls at the Annual Meeting, or by voting on the ballot provided to stockholders at the Annual Meeting.  Unless a proxy is revoked, all proxy cards that are properly executed and received at or prior to the Annual Meeting will be voted in accordance with the instructions indicated by those proxy cards.  Unless a contrary instruction is indicated in the proxy card, or if the proxy card is properly executed but the voting “box” is left blank, it will be voted FOR the amendment to the certificate of incorporation, the election of directors as nominated and in the discretion of the person(s) named as the proxy if any other business properly comes before the Annual Meeting.

The Company’s Annual Report for the year ended December 31, 2006 (the “2006 Annual Report”), the notice of Annual Meeting, this proxy statement and the enclosed proxy card initially will be mailed in a single envelope to stockholders on or about May     , 2007.  The Company has borne the cost of preparing, assembling, and mailing these items.  Directors, officers, and employees of the Company may solicit proxies on behalf of the Company by telephone and personal interview without special compensation.

The Company will deliver copies of the proxy statement and the 2006 Annual Report to brokerage firms and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of Common Stock.  The Company will reimburse those brokerage firms, custodians, nominees, and fiduciaries for their expenses in connection with forwarding these materials.

VOTING SECURITIES OF THE COMPANY

Holders of shares of Common Stock issued and outstanding as of the Record Date are entitled to vote at the Annual Meeting.  There were 1,790,890 shares of Common Stock issued and outstanding as of the Record Date.  Each share of Common Stock is entitled to one vote per share.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of stock outstanding at the close of business on the Record Date will constitute a quorum.

Submitted proxies reflecting broker non-votes or abstentions will be deemed present at the Annual Meeting in determining the presence of a quorum.  Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted, and the broker does not exercise discretion to vote those shares on a particular matter.

The affirmative vote of the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.  To approve the proposal to amend the Certificate of Incorporation of the Company to effectuate a reverse stock split, the affirmative vote of the holders of a majority of the voting power is required.  Only shares that are voted in favor of a nominee or the reverse stock split will be counted towards the achievement of the necessary plurality or majority, respectively.  Thus, shares present at the Annual Meeting that are not voted for a particular nominee or for the reverse stock split, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee or the reverse stock split and broker non-votes, if any, will not be counted in favor of such nominee’s achievement of a plurality or the achievement of a majority in the case of the reverse stock split.

A list of stockholders will be available for inspection at least ten days prior to the Annual Meeting at the Company’s offices, 9300 Lee Highway, Fairfax, Virginia 22031.

FORWARD-LOOKING STATEMENTS

This proxy statement contains, and our periodic filings with the Securities and Exchange Commission (the “Commission”) and written or oral statements made by our officers and directors to the press, potential investors, securities analysts and others, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“the Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  These forward-looking statements are not historical facts, but rather are predictions, and generally can be identified by use of statements that include terms such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or “foresee” or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as our intent, belief, or expectation with respect to financial performance, claims resolution, cash availability, stock redemption plans, contract awards and performance, the proposed reverse stock split, potential acquisitions and joint ventures and cost-cutting measures are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, including those described below, the forward-looking events might or might not occur.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SUMMARY TERM SHEET

The following paragraphs summarize the material terms and conditions of the reverse stock split. This summary should be read in conjunction with the full text of this proxy statement and the appendices attached hereto.  EACH STOCKHOLDER IS URGED TO READ THE ENTIRE PROXY STATEMENT AND EACH APPENDIX WITH CARE.

•                  The Reverse Split (page 5)

Following approval of Proposal No. 1 by the stockholders of the Company, the Company will thereafter promptly file with the Delaware Secretary of State the Certificate of Amendment, attached hereto as Appendix A, to the Company’s Certificate of Incorporation (the “Amendment”) to effectuate a one for 20 reverse split (the “Reverse Split”) of the Company’s Common Stock, $0.01 par value, as unanimously approved by the Company’s Board of Directors.

Every holder of record on the date of the filing of the Amendment with the Delaware Secretary of State (the “Effective Date”) will be entitled to receive one share of Common Stock for every 20 shares of Common Stock held by such person.  No fractional shares will be issued in connection with the Reverse Split.  Following the Reverse Split, the Company will pay holders of fractional shares an amount equal to $36.00 for each corresponding share of Common Stock (the “Cash Consideration”) held by such stockholder immediately before the Effective Date.  For detailed information concerning the terms and provisions of the Reverse Split, see “Special Factors” and “The Reverse Split.”

Following the completion of the Reverse Split and the filing of a Form 15 with the Securities and Exchange Commission (the “Commission”), the Company’s registration of its Common Stock and its duty to file reports with the Commission (“SEC Reporting Obligations”) under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as

amended, will cease, and the Company will no longer be a reporting company.  The Company will continue operations as a non-reporting company.  For detailed information concerning the purpose, reasons for and effect of the Reverse Split, see “Special Factors.”

•                  Special Committee Recommendation (page 14)

The Company appointed a special committee composed of one independent director, Frank E. Williams, Jr., who is also the Chairman of the Board of Directors (the “Special Committee”), to consider and make a recommendation as to the per share Cash Consideration to be paid to stockholders for fractional shares resulting from the reverse split, including those who would otherwise receive less than one share of Common Stock in the Reverse Split.  Mr. Williams was selected to serve in this role because he is the only director who neither is related to a major stockholder nor serves as a member of management.

The Special Committee consulted with management regarding the factors to be considered in determining the appropriate price per share to be paid in the Reverse Split.  After such consultations, the Special Committee determined that the Cash Consideration of $36.00 per share was fair, from a financial point of view, to those stockholders receiving the Cash Consideration, including all unaffiliated stockholders.  For additional information concerning the appointment of the Special Committee and its determination of the fairness of the Cash Consideration, see “Special Factors—Background of the Reverse Split; Alternatives Considered by the Board,” “Special Factors—Reports, Opinions and Appraisals,” and “Special Factors—Factors Considered by the Board of Directors as to the Fairness of the Reverse Split.”

•                  Determination of the Board of Directors (page 15)

After careful consideration of the recommendation of the Special Committee and various factors relating to the advisability and fairness of the Reverse Split, the Cash Consideration to be paid to stockholders for fractional shares resulting from the Reverse Split as recommended by the Special Committee and the benefits and consequences of the Reverse Split, the Board of Directors determined that the Reverse Split is substantively and procedurally fair to, and in the best interests of, the Company’s unaffiliated stockholders, whether they are cashed out or remain as stockholders of the Company.  In determining the price to be paid for fractional shares, the Board of Directors considered the recommendations of the Special Committee.  For additional information concerning the Special Committee, the fairness of the Reverse Split and the Board of Directors’ approval of the Reverse Split, see “Special Factors—Reasons for the Reverse Split,” “Special Factors—Factors Considered by the Board of Directors as to the Fairness of the Reverse Split” and “Special Factors—Recommendation of the Board; Fairness of the Reverse Split.”

•                  Factors Disfavoring the Reverse Split (page 18)

Factors that disfavor the Reverse Split include:

–                 the Special Committee and the Board of Directors determined the fairness of the cash consideration to be paid based solely on the historical trading prices of the Company’s Common Stock;

–                 following the Reverse Split, the Company will cease its SEC Reporting Obligations, which could result in less activity in the public market for the shares of the Company’s Common Stock;

–                 following the Reverse Split and termination of the Company’s SEC Reporting Obligations, the Company will no longer file reports with the Commission.  As a result, after the Reverse Split, the Company’s remaining stockholders will not receive the benefit of the protection provided to stockholders of a company subject to SEC Reporting Obligations, including, but not limited to, certain corporate governance, reporting, and management certifications required under the Sarbanes-Oxley Act of 2002 and disclosure and liability applicable to reports and statements made pursuant to the requirements of the Exchange Act; and

–                 as a result of the Reverse Split, stockholders who are cashed out (“Cashed Out Stockholders”) will have no further interest in the Company with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential upside of any increase in the value of such shares.

•                  Reservation of Right to Abandon the Reverse Split (page 23)

The Board of Directors has retained the right to abandon the Reverse Split, even if approved, if it determines prior to the Effective Date of the Reverse Split that the Reverse Split is not then in the Company’s best interests or the best interests of the Company’s stockholders.  Among the circumstances the Board may consider in reaching a decision to abandon the Reverse Split is if the transaction becomes too expensive or if there is a risk that the Reverse Split would not result in a reduction in the number of record holders to fewer than 300, which is required for the Company to file a Form 15 with the Commission and terminate its SEC Reporting Obligations.  For additional information concerning the Board of Directors’ right to abandon the Reverse Split, see “Special Factors—Reservation of Right to Abandon the Reverse Split.”

•                  Stockholder Approval

Under Delaware law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company’s Common Stock is required to effect the Reverse Split.  The Board of Directors has unanimously approved the effectuation of the Reverse Split.

The Board of Directors has fixed the close of business on Monday, April 30, 2007 as the record date for determining which stockholders would be entitled to notice of and to vote at the Annual Meeting.  On that date, 1,790,890 shares of the Company’s Common Stock were outstanding.

The officers and directors of the Company have indicated that they intend to vote for approval of the Reverse Split.  As of the Record Date, the Company’s officers and directors owned an aggregate of 218,450 shares of Common Stock, representing approximately 12.2% of the outstanding Common Stock.

•                  Source of Funds for the Reverse Split (page 29)

The Company plans to finance the Reverse Split with its available cash and cash equivalents.  For more information, see “The Reverse Split—Source of Funds and Financial Effect of the Reverse Split.”  The Company’s cash and cash equivalents, as of December 31, 2006, were approximately $55.8 million.

•                  Price Range of Common Stock (page 31)

The Company’s Common Stock is currently quoted on the “Pink Sheets” (common symbol KGHI).  The “Pink Sheets” is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website, http://www.pinksheets.com.  Upon completion of the Reverse Split and filing of the Form 15 with the Commission, the Company intends for trading of its Common Stock to continue through the “Pink Sheets.”  On April 30, 2007, the last bid price for the Company’s Common Stock was $25.00.  For price ranges of the Company’s Common Stock, see “The Reverse Split—Market Prices of the Common Stock and Dividend Policy.”

•                  Material Federal Income Tax Consequences (page 24)

The Company believes the Reverse Split will be treated as a tax-free “recapitalization” for federal income tax purposes, which will result in no material federal income tax consequences to the Company.  Depending on each stockholder’s individual situation, the Reverse Split may give rise to certain income tax consequences for such stockholder.  For additional information concerning the potential federal income tax consequences of the Reverse Split, see “Special Factors—Material Federal Income Tax Consequences.”

PROPOSAL NO. 1:
AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Stockholders are being asked to approve an amendment to the Company’s Certificate of Incorporation (the “Amendment”) to effectuate a one for 20 reverse stock split (the “Reverse Split”) of the Company’s outstanding Common Stock, $0.01 par value, as unanimously approved by the Company’s Board of Directors.  The purpose of the Reverse Split is to reduce the number of stockholders of the Company below 300, thereby allowing the Company to terminate its duty to file reports (“SEC Reporting Obligations”) with the Securities and Exchange Commission (the “Commission”) under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and continue future operations as a non-reporting company, and thus relieving the Company of the costs and administrative burdens associated with operating as a public company subject to the SEC Reporting Obligations.  If the Amendment is approved, every holder of record as of the close of business on the date of the filing of the Amendment with the Delaware Secretary of State (the “Effective Date”) will be entitled to receive one share of Common Stock for every 20 shares of Common Stock held by such stockholder.  No fractional shares will be issued in connection with the Reverse Split; following the Reverse Split, the Company will pay stockholders who would otherwise be entitled to fractional shares an amount in cash per pre-split share of Common Stock (the “Cash Consideration”).  The Cash Consideration will be an amount equal to the highest price quoted for a sale of a share of Common Stock, as reported on the Pink Sheets, in the year prior to the date of this proxy statement, as adjusted for the cash dividend of $6.00 per share (the “Dividend”) of Common Stock declared by the Company on December 21, 2006 and paid on January 16, 2007 to stockholders of record on January 2, 2007.  Adjusted for the Dividend, the Cash Consideration will be $36.00 per share of Common Stock, based on the highest bid price per share of Common Stock since January 1, 2006, $42.00.

As of April 30, 2007, the Company had approximately 503 common stockholders of record holding an aggregate of approximately 1,790,890 outstanding shares of Common Stock of the Company.  In the event that Proposal No. 1 is approved by the holders of a majority of the outstanding shares of the Company, following the Reverse Split the Company anticipates that it will have approximately 80 common stockholders of record holding an aggregate of approximately 89,545 post-split shares of Common Stock of the Company.  The Board of Directors adopted resolutions at a special meeting held on March 19, 2007 setting forth (i) the proposed Amendment, (ii) the advisability of the Amendment, (iii) its determination that the Reverse Split is advisable, in the best interests of, and substantively and procedurally fair to, the Company’s unaffiliated stockholders, whether they are cashed out or remain as stockholders of the Company and (iv) a call for submission of the Amendment for approval by the Company’s stockholders at the Annual Meeting.  In addition, on April 11, 2007, the Board of Directors adopted resolutions at a special meeting setting forth the Board’s approval of the Special Committee’s recommendation to pay Cash Consideration of $36.00 for each fractional share.  Following approval of the proposed Amendment by the stockholders, the proposed Amendment will become effective upon filing of the Amendment with the Secretary of State of the State of Delaware or at such other time as is specified in the Amendment, but no later than 90 days after such filing.  The Board of Directors may elect to abandon the reverse stock split at any time prior to the effectiveness of the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO EFFECTUATE A ONE FOR 20 REVERSE STOCK SPLIT.

SPECIAL FACTORS

Purpose of the Reverse Split

The purpose of the Reverse Split is to terminate the Company’s SEC Reporting Obligations and continue future operations as a non-reporting company, thereby relieving the Company of the costs and administrative burdens associated with operating as a company subject to the SEC Reporting Obligations.  The Reverse Split will also relieve the Company of the administrative burden of having a significant number of holders of a small number of shares.

The Company intends to accomplish these purposes by reducing the number of stockholders of record of the Company’s Common Stock to fewer than 300 by cashing out the fractional shares that result from the Reverse Split.

Background of the Reverse Split; Alternatives Considered by the Board

The Company is a Delaware holding company formed on December 6, 2000 for the purpose of owning all of the outstanding stock of Kaiser Group International, Inc. (“Kaiser International”).  Kaiser International continues to own the stock of its remaining subsidiaries.  On June 9, 2000, Kaiser International and 38 of its domestic subsidiaries voluntarily filed for protection under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court (the “Bankruptcy Court”) for the District of Delaware (case nos. 00-2263 to 00-2301). Kaiser International emerged from bankruptcy with a confirmed Plan of Reorganization (the Second Amended Plan of Reorganization (the “Plan”)) that was effective on December 18, 2000.

Under the Plan, Kaiser International sold some of its businesses and made payments of cash and stock to various classes of creditors.  However, the effectiveness of the Plan did not in and of itself complete the bankruptcy process, as the process for resolving claims initially filed in the bankruptcy remains ongoing.  One of the classes of claims recognized under the Plan was equity claims, consisting of holders of common stock of Kaiser International (“Kaiser International Common Stock”) and other “Equity Interests” as defined in the Plan.  Under the Plan, holders of Equity Interests received a number of shares of the Company’s Common Stock equal to 17.65% of shares of such Common Stock issued to holders of allowed creditor claims.  In the initial distribution under the Plan, one share of Company Common Stock was issued for each 96 shares of previously outstanding Kaiser International Common Stock.  The completion of this process required holders of Kaiser International Common Stock to exchange certificates of Kaiser International Common Stock for shares of Company Common Stock and cash.  Many holders of Kaiser International Common Stock have not completed that exchange, with the result that the Company has a significant number of stockholders that hold a small number of shares.

As a result of the bankruptcy process, the Company now has only a limited number of activities, assets and liabilities, primarily consisting of the following:

•                  The Company owns Kaiser-Hill Company, LLC (“Kaiser-Hill”) equally with CH2M Hill.  Kaiser-Hill has been the Company’s major source of income.  Kaiser-Hill served as the general contractor at the U.S. Department of Energy’s Rocky Flats site.  On October 13, 2005, Kaiser-Hill declared physical completion of the clean up and closure of the Rocky Flats site, and on December 8, 2005, the DOE accepted the physical completion in accordance with the contract.  Kaiser-Hill now operates under the closeout phase of its contract with the DOE, primarily resolving open administrative issues and providing support to the DOE to achieve regulatory closure of the site.  The project total fee expected to be earned by Kaiser-Hill pursuant to the contract with the DOE is $510.9 million; through March 20, 2007, Kaiser-Hill has received $510.8 million of such fee from the DOE.  The closeout phase of the contract is a cost-reimbursable phase and is not fee-bearing; the Company does not expect that the closeout phase will impact fees earned.

•                  On May 16, 2006, the Company was informed that an arbitration panel formed under the auspices of the International Chamber of Commerce (“ICC”) issued a ruling in the arbitration proceeding initiated by its subsidiary, Kaiser Netherlands B.V. (“Kaiser Netherlands”), concerning the steel mini-mill that was constructed by Kaiser Netherlands for Nova Hut, a.s. (now Mittal Steel Ostrava, a.s.) (“Nova Hut”) in Ostrava, the Czech Republic.  After calculation of the amounts awarded on the claim and counterclaim, the net balance award against Kaiser Netherlands, including legal cost and interest amounts, is approximately $4.1 million, in favor of Nova Hut.  The Company does not believe that Nova Hut has recourse against the Company to collect this amount.  It is, however, expected that Nova Hut will seek enforcement of the arbitration award against Kaiser Netherlands.  The Company is currently evaluating its remaining options against Nova Hut and the International Finance Corporation (“IFC”), which provided financing for the mini-mill project.  Taking into account the results of the ICC arbitration ruling against Kaiser Netherlands, in the second quarter of 2006, the Company wrote off the remaining Nova Hut contract receivable of $3.0 million by recording an additional reserve of $3.0 million.

•                  The Company owns a captive insurance company that has not issued new policies since October 1, 2000 and has solely been involved in resolving remaining claims made against previously issued policies.  In the fourth quarter of 2004, the Company received regulatory approval and finalized the formation documents of a sponsored captive subsidiary, MS Builders Insurance Company, to enable the Company’s wholly-owned captive insurance company to offer derivative captive insurance services to third-party clients.  As of April 30, 2007, MS Builders Insurance Company has not written any policies.

•                  The Company has an ongoing obligation to provide certain medical and death benefits to a group of retirees.  On April 12, 2006, the Delaware Bankruptcy Court accepted the Company’s proposal to establish a Voluntary Employee Benefits Association (“VEBA”) to fund retirees’ future medical and death benefits in the present value amount of approximately $6.1 million.  On April 30, 2007, the VEBA was established and funded by the Company. The present value of the pension obligation of $0.3 million will continue to be funded directly by the Company.  Furthermore, after the VEBA has been in existence for five years, the Company will be required to undertake an actuarial analysis of the projected net present value of benefits remaining to be paid out.  If the remaining VEBA fund amount is then not sufficient to pay the estimated present value benefits obligation, then the Company will be required to contribute the estimated shortfall amount to the VEBA.

Given the limited number of activities, assets and liabilities of the Company and its subsidiaries, the Company’s Board of Directors has from time to time examined ways to reduce expenses and weighed the costs and benefits of continuing to be a company subject to the SEC Reporting Obligations. The Board of Directors has discussed periodically the Company’s strategic alternatives.  On April 21, 2006, the Board directed the Company’s management to explore proactively potential acquisition opportunities as a key element in determining the future business direction of the Company.  As of April 30, 2007, management had not recommended to the Board any potential acquisitions for approval.

Initial Actions

The question of whether the Company should be taken “private” was first briefly discussed at a meeting of the Board of Directors on December 10, 2002.  The subject was initially raised by then-Chairman of the Board, James J. Maiwurm, in the context of leading a discussion of strategic alternatives.  At that time, the Company and the Board of Directors were evaluating whether to continue with a proposed exchange offer of debt securities for preferred stock that was outstanding at that time and related matters concerning the Company’s capital structure.  At that time, the alternative of “going private” arose in the context of the Board’s consideration of strategic alternatives for the Company and its capital structure.  The Board concluded at its meeting on December 10, 2002 that the Company should continue to consider strategic alternatives carefully, bearing in mind the positive performance of Kaiser-Hill, as well as the possible risk associated with the implementation by the Company of possible strategic alternatives.

Highlights from 2004-2005

The next consideration of going private took place in the fall of 2004.  At that time, as activities associated with the resolution of claims arising from the Kaiser International bankruptcy proceedings began to wind down, the Board of Directors paid increasing attention to administrative costs.  These concerns led the Board of Directors to consider a restructuring of the Company’s operations.  During the fall of 2004, the Company’s then Chief Executive Officer resigned, and the Company’s management and Board of Directors undertook a program to significantly reduce administrative and operating expenses.  In the course of these efforts, including discussions between management and the Company’s major stockholders held during the early fall of 2004, the question of whether the Company should remain subject to the SEC Reporting Obligations was discussed.  For example, during the meeting of the Board of Directors held on September 20, 2004, then Chairman of the Board, James J. Maiwurm, discussed with the Company’s chief financial officer the costs that would be associated with Sarbanes-Oxley Section 404 compliance efforts, and director Mark Tennenbaum asked about the possibility of filing with the Commission a Form 15 to relieve the Company from its SEC Reporting Obligations.  It was agreed during the September 20, 2004 Board meeting that information concerning possible deregistration would be distributed to the Board in anticipation of the next Board meeting.

Following up on the discussion held at the September 20, 2004 Board meeting, at the November 10, 2004 meeting of the Board of Directors, then-Chairman of the Board James J. Maiwurm led a discussion about deregistering the Company’s Common Stock for the purpose of terminating the Company’s SEC Reporting Obligations.  After review and consideration of the benefits of being a company subject to the SEC Reporting Obligations, the Board of Directors

authorized management to take steps to deregister the Company’s Common Stock and suspend its reporting obligations under the Exchange Act, and to refer to such intent in the Quarterly Report on Form 10-Q that was to be filed with the Commission in mid-November 2004.

The Company issued a press release on December 15, 2004 stating its intention to file a Form 15 with the Commission to deregister its Common Stock, suspend its reporting obligations under the Exchange Act, and become a non-reporting company.  This decision was based upon advice from its transfer agent that the Company currently had less than 300 holders of record of its Common Stock.  Upon further review of the stockholder records, the Company learned there were more than 300 holders of record of its Common Stock.  Therefore, on February 17, 2005, the Company filed with the Commission an amended Form 15 withdrawing the previously filed Form 15.  The Company was not required to file any reports with the Commission between the date of filing of the original and amended Forms 15.

Following the withdrawal on February 17, 2005 of the previously filed Form 15, the Company determined that maintaining the Company’s public status caused the Company to incur significant costs without significant benefit from such public status.  Notwithstanding the costs associated with reducing its holders of record of Common Stock below 300, the Company determined that terminating the Company’s SEC Reporting Obligations would result in significant cost savings.  In order to apply to terminate the Company’s SEC Reporting Obligations, the Company would have to reduce the number of record holders of the Company’s Common Stock to fewer than 300.  In February 2005, the Company’s management requested that the Company’s legal counsel present to the Board of Directors alternative transaction structures that would result in the Company having fewer than 300 stockholders.

On March 16, 2005, the Board of Directors considered the alternative transaction structures outlined by the Company’s legal counsel, Squire, Sanders & Dempsey L.L.P., of which James J. Maiwurm, a former member of the Board of Directors, was a partner.  The alternative transaction structures outlined included a reverse stock split, an issuer tender offer (principally a so-called “odd-lot” tender offer), and a going-private merger transaction. In considering the tender offer alternative, the Board of Directors noted that, with a tender offer, a large number of stockholders would be required to take action in order to receive a relatively small payment.  Based in part on the poor response to the Company’s odd-lot tender offer during 2001, the Board was concerned that a sufficient number of stockholders would not respond to a tender offer.  The Board also considered that a significant reason for its large number of very small stockholders is that, as described above and in accordance with the terms of the Plan, each 96 shares of Kaiser International Common Stock were automatically converted into one share of the Company’s Common Stock, with fractional holders entitled to receive cash.  Many of those holders of Kaiser International Common Stock have made no attempt over the past several years to exchange their Kaiser International Common Stock certificates for a certificate representing the Company’s Common Stock and cash in lieu of fractional shares.  Thus, the Board felt that a going private transaction structure that required affirmative action on the part of relatively small stockholders was impractical.

A going private merger transaction, which would have involved the merger of the Company with a newly-formed subsidiary, was also briefly considered.  A merger could have had the effect of eliminating more holders of Common Stock than necessary to achieve the Company’s goals and was viewed as being more expensive and complicated than necessary.

If approved by the requisite vote of the Company’s stockholders, a reverse split would be “automatic” in that it would not require affirmative action on the part of affected small stockholders.  Thus, a reverse split was viewed as superior to an odd-lot tender offer, and as less complicated, time-consuming and expensive than a going-private merger transaction. For these reasons the Board of Directors focused almost exclusively on the reverse split alternative at that time.  After consideration, it was determined that the Reverse Split would be the best means of reducing the number of record holders below 300.

The Board of Directors then unanimously approved the creation of a one-person special committee of the Board of Directors (the “Special Committee”) to consider the Cash Consideration to be paid to stockholders in the Reverse Split.  The Board of Directors then appointed Frank E. Williams, Jr., an independent director and the Chairman of the Board of Directors, as the sole member of the Special Committee.  Based upon its review, the Special Committee was tasked with making a recommendation to the entire Board of Directors regarding the Cash Consideration to be paid in connection with the Reverse Split.  The member of the Special Committee did not receive any compensation, other than a $750 committee attendance fee, for his service on the Special Committee.

The Special Committee considered the retention of a financial advisor to the Special Committee for purposes of delivering a fairness opinion.  After consideration of costs and other variables associated with retaining a financial advisor, especially given the uniqueness of the Company and its limited assets, activities and operations and the fact that the aggregate Cash Consideration estimated to be paid to stockholders in connection with the Reverse Split was then approximately $225,000, the Special Committee decided not to obtain a formal fairness opinion from a financial advisor.  Instead, management consulted with KAS Consulting and its principal, Kenneth A. Schweers.  KAS Consulting and Mr. Schweers assisted the Company’s management in compiling relevant financial information as described below for management’s review.  Assistance from KAS Consulting and Mr. Schweers was sought by management in light of Mr. Schweers’ familiarity with the Company.  On March 28, 2005, management received the work prepared by KAS.

From 1976 to 1994, Mr. Schweers was an officer of the Company’s predecessor, ICF Kaiser International, Inc. Since 1994, Mr. Schweers has worked from time to time as an independent consultant for the Company, advising the Company with respect to strategic alternatives.  In particular, Mr. Schweers had been engaged by the Company during the spring of 2003 to assist management in its evaluation of strategic alternatives for the Company.  The alternatives under consideration at that time included (1) liquidation, (2) growing the Company’s historical business or related businesses, and (3) acquisitions.  Going private was not among the alternatives considered in connection with these planning efforts, which were discussed by the Board of Directors on August 6, 2003 and did not result in a change of strategic direction for the Company.  KAS Consulting received $85,000 in consulting fees from the Company for such services provided in 2003.  The Board of Directors decided at that time to continue modest attempts at growing the Company’s business based on its historical and related businesses, and not to aggressively pursue acquisitions.  Prior to retaining KAS Consulting to assist management in connection with the Reverse Split, Mr. Schweers was providing services consisting of revising labor rates, reviewing financial models for the purpose of assessing the Company’s ability to pursue growth opportunities consistent with the Company’s historical business or related businesses, and reviewing the Company’s Form 10-K.  Mr. Schweers received approximately $6,000 in consulting fees for these services.  Mr. Schweers has no equity interest in the Company.  Mr. Schweers received less than $100,000 in consulting fees from the Company in 2004, the year prior to the rendering of services related to the Reverse Split, and approximately $65,000 in 2005, including for services relating to the Reverse Split.

On March 31, 2005 the Special Committee completed its consultation with management in connection with the valuation of the Company’s Common Stock for purposes of the Reverse Split.  In preparation for this consultation, management (with assistance from KAS Consulting) compiled the information described below, but such information was not actually provided to the Special Committee.  Instead, management discussed such findings with the Special Committee.  As described below, the Special Committee and the Board of Directors elected not to rely on the information compiled by management and KAS Consulting in determining the fairness of the Cash Consideration to be paid in connection with the Reverse Split. However, since the information was compiled and available, it is described below for purposes of completeness of disclosure.

This information compiled by management, with assistance from KAS Consulting, included:

•                  data concerning the historical market prices and trading volume of the Company’s Common Stock,

•                  projected cash flows from the Company’s limited operations, including Kaiser Analytical Management Services, Inc. and its ownership interest at that time in Kaiser Hill, and the prospects at that time for a recovery on its claims related to Nova Hut,

•                  possible discount rates to apply to the projected cash flows,

•                  the Company’s disclosures in its periodic filings with the Commission as to its operations, prospects and risks,

•                  the likely timing of redemptions of the Company’s Preferred Stock (none of which is outstanding as of the date of this proxy statement), and

•                  the trading prices of the stock of public companies that might be considered comparable to the Company.

As to historical market prices of the Company’s Common Stock, management believes that the price of the Company’s Common Stock over time has reflected, for the most part, the market’s perception of the progress of Kaiser-Hill in achieving timely and cost-effective closure of the U.S. Department of Energy’s Rocky Flats site and the fees that were expected to result from that progress.  In March 2005, when the Board of Directors and the Special Committee were considering the appropriate Cash Consideration to be offered in connection with the proposed Reverse Split, Kaiser-Hill had made steady progress in achieving the timely and cost-effective closure of the Rocky Flats site, and that progress was reflected in the Company’s disclosures and appreciation in the market price of the Company’s Common Stock.  Thus, from a valuation standpoint, by far the most relevant factor at that time was the market’s perception as to the value of the Company’s Common Stock.  Management and the Special Committee believed that use of market prices from previous periods when it was more difficult to gauge Kaiser-Hill’s progress, and when closure of the Rocky Flats site was more remote in time, would not have been appropriate under these circumstances.  Accordingly, historical, as compared to current, market prices of the Company’s Common Stock were not deemed significant by management in consulting with the Special Committee, or by the Special Committee itself.

As to the use of trading prices of public companies that might be considered comparable to the Company, management provided to KAS Consulting comparable valuation data of companies, such as American Ecology Corp., CET Services, Inc., CH2M Hill Companies Ltd., Clean Harbors Inc., Duratek Inc., Fluor Corporation, Jacobs Engineering Group Inc., Shaw Group Inc., Washington Group International Inc., and TRC Companies Inc.  These companies were chosen because they satisfied one or more of the following criteria:  (1) they are publicly held engineering companies; (2) they are engaged in providing services to the U.S. Department of Energy or in other nuclear cleanup activities; or (3) historically, they had been considered to be “comparable” by the Company over a period of years.  Although data concerning these potentially comparable companies were compiled, both management and KAS Consulting were aware that each of the potentially comparable companies was an active aggressive participant in the markets in which such company operates.  In contrast, the Company’s few personnel were not actively involved in Kaiser-Hill’s ongoing day-to-day operations.  More important, the potentially comparable companies represented a portfolio of activities.  Again in contrast, the Company’s operations were quite limited and dominated by the Company’s 50% interest in Kaiser-Hill.  None of the potentially comparable companies was nearly so dominated by a single project.  Thus, management and KAS Consulting concluded that there are not meaningfully comparable companies.  Accordingly, management did not view the trading prices of the potentially comparable companies as significant and did not prepare a valuation matrix based on those prices.

As to projected and discounted cash flows, the information compiled by management and KAS Consulting included cash flow forecasts for the Company through 2008 for major anticipated activities, assets and liabilities of the Company.  These included principally anticipated additional cash flows from Kaiser-Hill.  As disclosed in the Company’s public filings, there were substantial risks and uncertainties as to Kaiser-Hill’s fee payments from the U.S. Department of Energy, but such fee payments could have resulted in additional distributions to the Company ranging as high as $80 to $100 million.  Also taken into account were the claims of a subsidiary of the Company that were then pending against Nova Hut  in the aggregate amount of $67.5 million, as well as Nova Hut’s counterclaim in the amount of $49.7 million, which claims were scheduled to be arbitrated during the fall of 2005.  As to the Nova Hut disputes, because of continuing concern over Nova Hut’s financial difficulties, uncertainties as to the outcome of the disputes, and the absence of a settlement resulting from an earlier court-sponsored mediation, the Company conservatively estimated that a $3 million net cash benefit would accrue to the Company as a result of the Nova Hut disputes and that this benefit would be realized during 2006.  See page xx of this proxy statement for updated information regarding the Nova Hut matter.  Management and KAS Consulting also took into account a conservative estimate of recoveries from a subcontractor in a different but related dispute associated with the Nova Hut project.  Finally, the projected cash flows took into account the following:

•                  revenues and expenses arising from the Company’s other relatively immaterial operations;

•                  obligations that the Company had at that time to pay dividends on and redeem Preferred Stock;

•                  payments that were anticipated on the $6.4 million note due from ICF Consulting Group, Inc.;

•                  estimated costs associated with the resolution of the few remaining claims related to the Kaiser International bankruptcy proceedings;

•                  satisfaction of obligations to the former Kaiser Engineers retirees; and

•                  outside professional and other costs related to the above items.

Taking into account relevant variables and uncertainties, management and KAS Consulting developed aggressive and conservative scenarios for possible cash distributions to holders of Common Stock during the period of 2006-2008, as follows:

	Aggressive	Conservative
2006	$25 million	0
2007	$8 million	0
2008	$26.745 million	$59.745 million*

*                    Assumes no prior year cash distribution.

Management believed the more aggressive projection was appropriate for use in connection with the Reverse Split.  That case assumed redemption of the then-outstanding Preferred Stock at the earliest practicable date consistent with cash availability and aggressive payment of dividends to holders of Common Stock with relatively little cash retained to fund operations.  The more conservative case assumed that cash available after redemption of the Preferred Stock would be held until final resolution of all ongoing activities and liabilities of the Company.

Management also evaluated discount rates provided by KAS Consulting to be applied to estimated future cash flows, and considered appropriate discount rates to range from a low of 17.3% to a high of 23.4%.  These rates were selected by considering a relatively risk free rate of return (such as that paid on 10-year U.S. treasury notes), or 4.6%, plus a risk premium based on the size of and risk inherent in the Company.  These risk premiums were based on the risk premiums reported by Ibbotson Associates as published in the 2004 Standard & Poor’s Corporate Value Consulting Risk Premium Report. The risk premiums chosen were those reported to be demanded by investors in companies similar to the Company in terms of market value of equity, book value of equity, five-year average net income, total assets and five-year average EBITDA.  Based on the foregoing, the risk premiums determined to be applicable to equity investments in companies such as the Company were as follows:

Risk Premium by Size of Company	12.7% (rounded)
Risk Premium for High Risk Companies	6.1% (rounded)

These risk premiums were added to a relatively risk-free investment return of 4.6% to develop low and high discount rates of 17.3% and 23.4%.

Applying these discount rates to the estimated cash flows referred to above resulted in the following present values of the estimated future cash distributions to holders of the Common Stock:

(in millions of dollars)

Year	Cash Flows	Upper Bound Present Value	Lower Bound Present Value
2005	$0	$0	$0
2006	$25.000	$21.313	$20.259
2007	$8.000	$5.814	$5.254
2008	$26.745	$16.571	$14.233
Totals	$59.745	$43.698	$39.746

The Lower Bound Present Value uses the high estimate for discount rate.
The Upper Bound Present Value uses the low estimate for discount rate.

Dividing these present values by the approximate number of shares of Common Stock outstanding (1,600,000) in March 2005 resulted in the following range of values for the Common Stock:

Lower Bound Price	$24.84/share
Upper Bound Price	$27.31/share

The Special Committee did not receive written materials or a formal report from KAS Consulting, but instead considered the information described by management as background for its determination of a price that would be fair, from a financial point of view, to those stockholders receiving the Cash Consideration, including all unaffiliated stockholders.  In determining its initial recommendation as to price in March 2005, the Special Committee concluded that, although the market for the Company’s Common Stock was very thin, it appeared that the market price of the Common Stock represented the market’s view as to the present value of the Company’s risk-adjusted after-tax future cash flows.  The Special Committee reached this conclusion based on (1) the dominance of the performance of Kaiser-Hill, and related distributions of cash from Kaiser-Hill, in the Company’s business and affairs, and (2) the fact that the market price of the Company’s Common Stock had appreciated significantly as Kaiser-Hill progressed toward successful closure of the U.S. Department of Energy Rock Flats site.  The Special Committee also took note of, but did not rely on, the fact that the discounted cash flow data summarized in the preceding paragraphs (which suggested values between $24.84 and $27.31 per share) and described to the Special Committee by management supported a price close to the then market price of the Common Stock (bid and ask prices of $28.50 and $30.00 per share, respectively, on March 31, 2005).

The Special Committee concluded that the then-recent market price of the Company’s Common Stock was the best and most reliable indicator of the fair value of the Common Stock and decided to rely solely on that factor in determining the appropriate Cash Consideration to be paid in connection with the Reverse Split.  The Special Committee examined the last bid and ask prices for the Company’s Common Stock as quoted through the Pink Sheets as well as the closing sale price for the Common Stock as of March 31, 2005.  The last ask price as of March 31, 2005 was $30.00 and the last bid price as of the same date was $28.50.  Thus, the Special Committee recommended to the Board of Directors that a price equal to the average of the last bid and ask prices on March 31, 2005, or $29.25 per share, would be fair.

In addition, neither the Special Committee nor the Board of Directors considered the book value ($12.83 per share on a fully diluted basis as of December 31, 2004), going concern value or liquidation value of the Company in determining the Cash Consideration for fractional shares.  For the reasons discussed above, the Special Committee and the Board of Directors believed that such values were not fair indications of the value of the Company.

On March 31, 2005 the Board held a special telephonic meeting during which the Special Committee reported in detail its recommendations to the Board.  This was the first and only meeting of the Board of Directors at which the price to be paid in the Reverse Split was considered prior to the filing of the Company’s preliminary proxy materials with the Commission on April 8, 2005.  The Board of Directors did not receive a written report concerning the Reverse Split from management, KAS Consulting or the Special Committee.  The Board of Directors did not review, for accuracy and completeness, the information that had been compiled by management and KAS Consulting.

The Board of Directors discussed the Special Committee’s recommendations and agreed with its rationale.  In particular, the Board of Directors agreed with the Special Committee’s conclusion that the recent market price for the Company’s Common Stock was the best indicator of the value of the Common Stock.  Accordingly, the Board of Directors adopted the conclusions and analysis of the Special Committee, and other valuation methods were not considered by the Board of Directors in setting the appropriate Cash Consideration to be paid in connection with the Reverse Split.  The Board considered whether the Reverse Split should be priced at the last ask or last bid price of the Common Stock, and ultimately decided to use the average of the last bid and ask prices on March 31, 2005, or $29.25, as recommended by the Special Committee.

After considering the recommendations of the Special Committee as to the Cash Consideration to be paid for fractional shares and management’s comments as to the recommended Reverse Split ratio, on March 31, 2005 the Board unanimously approved a one for 20 reverse split of the Company’s Common Stock with fractional shares receiving $29.25 per pre-split share as recommended by the Special Committee.  The Board also determined that the Reverse Split was substantially and procedurally fair to unaffiliated stockholders and unanimously recommended that the stockholders approve the transaction.

The Company filed initial preliminary proxy materials relating to its annual meeting and the Reverse Split with the Commission on April 8, 2005.  During the period of Commission review of the Company’s preliminary proxy materials and the Company’s responses to the Commission’s comments, the market price of the Company’s Common Stock appreciated.  The average of the last bid and ask prices of the Common Stock on March 31, 2005 was $29.25; on June 20, 2005 the closing sale price was $33.00.  In light of the fact that the Special Committee had based its March 2005 recommendation as to the Cash Consideration to be paid in connection with the Reverse Stock exclusively on the then recent market value of the Common Stock, the Special Committee informed the Board of Directors that it believed the amount of the Cash Consideration needed to be adjusted as a result of changes in the market price of the Company’s Common Stock.

Accordingly, a special meeting of the Board of Directors was held on Monday, June 20, 2005.  At that time the Special Committee advised the Board of Directors that, in light of the recent appreciation of the market price of the Company’s Common Stock, the Special Committee was recommending an increase in the amount of the Cash Consideration from $29.25 per share to $33.00 per share of Common Stock, equal to the closing sale price on June 17, 2005.  After consideration, and consistent with the Board’s determinations on March 31, 2005, the Board of Directors agreed with the Special Committee’s revised recommendation and determined to amend the proposal to be submitted to stockholders such that the Cash Consideration to be paid in connection with the Reverse Split would be $33.00 per share.  During the meeting of the Board of  Directors it was noted that the Common Stock had recently been quoted at prices above $33.00 per share.  However, the trading volume at higher prices had been very low, and higher volume trading had taken place since May 1, 2005 in the range of $28.00 to $30.00 per share.  Further, there had been a small 200 share actual trade on Friday, June 17, 2005, the date when the Common Stock closed at $33.00 per share.  This was the first trading volume in the Common Stock since May 25, 2005.  Based on these factors the Special Committee and, in turn, the Board of Directors felt comfortable using the June 17, 2005 closing price of the Common Stock for this purpose.

On June 20, 2005, the Board of Directors reaffirmed its approval of a one for 20 reverse split of the Company’s Common Stock, with fractional shares receiving $33.00 per share as recommended by the Special Committee.  The Board also reaffirmed its determination that the Reverse Split was substantively and procedurally fair to unaffiliated stockholders and its unanimous recommendation that the stockholders approve the transaction.

In connection with the Special Committee’s recommendation, management explained at the March 16, 2005 meeting that it was recommending a one for 20 Reverse Split on the basis that that ratio should result in the Company having approximately 220 holders of record of the Company’s Common Stock after the effective date of the Reverse Split.  This ratio was the only ratio considered by the Board of Directors.  That ratio, and the related estimated resulting 220 record holders of Common Stock, was selected by management because management believed utilization of this ratio would result in the cashing out of many of the approximately 1,045 former stockholders of Kaiser International who have not yet exchanged their shares of Kaiser International Common Stock for Common Stock.  This ratio would have resulted in cashing out an estimated aggregate of 960 stockholders holding an average of 4 shares of Common Stock.  This ratio would give the Company some margin below the threshold of 300 record holders that would enable the Company to deregister and no longer be subject to the SEC Reporting Obligations.

Former Shareholders of ICT Spectrum

Except for holders of the Kaiser International Common Stock, the only holders of Equity Interests of which the Company was aware of in 2005 were the former shareholders of ICT Spectrum Constructors, Inc. (“ICT Spectrum”), a corporation acquired by a merger with a subsidiary of Kaiser International’s predecessor in 1998. These shareholders claimed that they were entitled to additional shares of Company Common Stock, and Kaiser International contested the nature and extent of this claim. On January 20, 2004, the Bankruptcy Court ruled in favor of the former shareholders of ICT Spectrum, and on February 2, 2004, an order consistent with that ruling was entered. The Bankruptcy Court refused to reconsider its decision, and the Company filed an appeal.

On May 6, 2005, a motion (the “ICT Spectrum Motion”) was filed in the Bankruptcy Court by the former ICT Spectrum shareholders.  The ICT Spectrum Motion requested the Bankruptcy Court to stay the Company’s efforts to proceed with the Reverse Split transaction and deregistration process pending final disposition of the appeal from the February 2, 2004 order.  The former ICT Spectrum shareholders argued in support of the ICT Spectrum Motion that, as the prevailing party in the Bankruptcy Court proceedings described above, the former ICT Spectrum shareholders should have their Equity Interest protected during the pendency of the Company’s appeal from the Bankruptcy Court’s February 2, 2004 order; that any Exchange Act deregistration would negatively impact the marketability of the Company’s Common Stock as well as diminish its value, to the detriment of the former ICT Spectrum shareholders; and that such injury to the former ICT Spectrum shareholders would outweigh any cost savings benefit that could result from the Company discontinuing its SEC Reporting Obligations.

The Company opposed the ICT Spectrum Motion. By order dated June 2, 2005, the Bankruptcy Court denied the ICT Spectrum Motion. The former ICT Spectrum shareholders commenced an appeal from the Bankruptcy Court’s denial of the ICT Spectrum Motion.  In addition, on June 10, 2005 counsel for the former ICT Spectrum shareholders filed a request for emergency relief pending appeal with the United States District Court for the District of Delaware.  On August 5, 2005, the Company agreed not to take further steps to implement the Reverse Split through September 5, 2005 or such later date as mutually agreed between the Company and representatives of the ICT Spectrum shareholders.

On October 19, 2005, the Company entered into a settlement agreement with the representatives of the former shareholders of ICT Spectrum to settle all of their outstanding claims against the Company. On December 6, 2005, the Bankruptcy Court granted final approval of the proposed settlement agreement. As a result, the Company issued and distributed 175,003 shares of Kaiser Common Stock to the former shareholders of ICT Spectrum in December 2005.

Actions Taken 2006 to Present

The Board of Directors discussed the Reverse Split on March 21, 2006, April 21, 2006, July 19, 2006 and October 24, 2006.  At each of the meetings in March, April and July 2006, the Board considered the Reverse Split and decided to table further action.  On October 24, 2006, the Board reconsidered the Reverse Split and unanimously voted to have the Company study the feasibility of accomplishing a reverse split and prepare a recommendation for the Board.  At a meeting on January 31, 2007, management orally presented an implementation plan to the Board.  For the sake of efficiency, the Board unanimously agreed that the Reverse Split proposal should be considered at the next Annual Meeting of Stockholders and unanimously voted to reconfirm its 2004 decision to pursue a one for 20 reverse split of the Company’s Common Stock.

On March 19, 2007, the Board of Directors adopted resolutions which approved an amendment to the Certificate of Incorporation regarding the Reverse Split and directed that this amendment be included in the items to be voted upon at the 2007 annual meeting of stockholders.  The Board also reaffirmed the purpose of the previously created Special Committee, whose sole member was Mr. Williams, and determined that it was in the best interest of the Company for the Special Committee to continue to serve in the capacity for which it was originally formed.

On April 9, 2007, the Special Committee recommended to the Board of Directors that the Company pay stockholders entitled to fractional shares resulting from the Reverse Split an amount equal to $36.00 for each corresponding share of common stock held upon effectiveness of the Reverse Split.  In recommending $36.00 per whole share as the fractional share cash consideration, the Special Committee reviewed and evaluated a number of factors, including its views that:

•                  The Company occupies a unique commercial position whereby it has no operating components, only four full-time employees, and is not currently engaged in revenue generating activities;

•                  No meaningful comparable companies in the market have been identified;

•                  The prevailing day-to-day market for the Company’s Common Stock is not very liquid and, therefore, may not necessarily be representative of fair value;

•                  Use of the highest bid price since January 1, 2006 when the market for the Company’s Common Stock was more active would insure that holders of fractional shares of the Company’s Common Stock would receive the historically highest  realizable trading price for their holdings without the added cost of trading commissions; and

•                  The maximum aggregate cash consideration to be paid for fractional shares at $36.00 per share is expected to be approximately $345,000, which is substantially less than the estimated costs to the Company of implementing and maintaining controls and procedures to achieve compliance with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

On April 11, 2007, the Board of Directors discussed the recommendation of the Special Committee and approved unanimously a resolution that the cash consideration to be paid for each fractional share resulting from the proposed Reverse Split be $36.00 per share.

The Company has not received during the past four years any offers for any merger, consolidation, sale or transfer of all or any substantial part of the assets of the Company, or purchase that would enable the purchaser to exercise control of the Company.  Therefore, the Board of Directors did not consider any firm offers for any such acquisition.

While the Company has other assets and operations, and manages other risks and liabilities, its performance and value is almost entirely dependent upon any amounts payable to the Company in connection with the closeout phase of Kaiser Hill’s contract with the U.S. Department of Energy with respect to the Rocky Flats and the outcome of the Nova Hut arbitration.  Based on the market’s reaction to the level of success experienced by Kaiser-Hill in achieving timely closure of the Rocky Flats site, and the cost of achieving such closure, the Special Committee and the Board of Directors believe that the market value of the Company’s Common Stock is a rational, and the best, indicator of the fair value of the Company’s Common Stock.

Reasons for the Reverse Split

Cost-Savings

The Company incurs direct and indirect costs associated with its status as a public-reporting company.  Among the most significant are the costs associated with compliance with the SEC Reporting Obligations.  Direct costs associated with compliance with the SEC Reporting Obligations include, but are not limited to:

•                  auditing fees;

•                  legal fees;

•                  financial printer fees; and

•                  miscellaneous clerical and other administrative expenses, such as word processing, conversion to EDGAR, telephone and fax charges associated with the filing of periodic reports with the Commission.

Based on the Company’s experience in prior years, the Company’s direct costs of complying with the SEC Reporting Obligations are estimated to be approximately $135,000 annually, based on estimated annual audit and accounting fees of $30,000, estimated annual legal fees of $30,000, estimated financial printer fees of $25,000, estimated transfer agent fees of $10,000, estimated costs associated with filing reports with the Commission (including internal administrative staff) of $35,000 and estimated miscellaneous costs of $5,000.

Indirect costs associated with compliance with the SEC Reporting Obligations include, among other things, the time the Company’s executive officers expend to prepare and review the Company’s periodic reports, which the Company estimates requires 20% of the total time the executive officers expend in the management of the Company.  Because the Company has only two executive personnel and only a total of four full-time employees, these indirect costs are substantial.  For the calendar year ending December 31, 2007, the Company will be subject to additional regulations and compliance procedures required of public companies under Section 404 of the Sarbanes-Oxley Act of 2002.  The Company estimates that the direct and indirect costs in the categories identified above necessary to comply with Section 404 would range between $750,000 and $1.0 million in the initial year of compliance and would range between $250,000 and $500,000 in each subsequent year.  These costs would include the hiring of additional personnel dedicated to regulatory compliance, consultants to assist in the implementation of new procedures and additional audit fees.  Because the Company would anticipate hiring additional dedicated compliance personnel as well as a significant increase in audit fees, the Company estimates that ongoing costs of compliance could amount to as much as $500,000, annually.  These costs are substantial when compared to the Company’s total general and administrative expenses for 2006 of $3.0 million.

As a comparison, the Company estimates that the one-time fees payable in connection with the reverse stock split will be approximately $130,000, excluding the aggregate Cash Consideration of $345,000 the Company estimates to be the maximum amount payable to both Cashed Out Stockholders and Remaining Stockholders for fractional shares resulting from the Reverse Split.  The Company did not compare such cash payment for fractional shares with the costs of complying with the SEC Reporting Obligations since the cash payment will be made directly to the Company’s stockholders holding fractional shares after the Reverse Split and will result in each share (on a pre-Reverse Split basis) held by remaining stockholders representing a greater ownership interest following the Reverse Split and the cancellation of resulting fractional shares.

The Company anticipates that it will continue to incur some costs associated with soliciting proxies for purposes of its annual meeting as required under Delaware law, as well as meeting other state corporate law requirements.  However, these costs should be significantly less than the direct and indirect costs of complying with the SEC Reporting Obligations as described above.

The Board of Directors considered the cost to the Company of continuing to file periodic reports with the Commission and complying with the proxy and annual report requirements under the Exchange Act compared to the benefits to the Company and its stockholders of continuing to operate as a public company.  Under the circumstances, for the reasons discussed below under “Lack of Capital from Public Sector”, the Board determined that the benefits that the Company and its stockholders would typically expect to derive from the Company’s status as a public company are not being realized and are not likely to be realized in the foreseeable future.  As discussed below under “Lack of Capital from Public Sector”, the benefits of being a public company not likely to inure to the benefit of the Company include raising capital in the public markets and using Common Stock for acquisition purposes.  As a result, the Board of Directors concluded that the elimination of the costs of complying with the Company’s SEC Reporting Obligations outweighed the benefits of continuing to incur such costs.

The Company is, therefore, undertaking the Reverse Split at this time to save the Company the substantial costs, which are expected to increase over time, and resources required to comply with the SEC Reporting Obligations and other obligations associated with operating as a public-reporting company.  However, the actual savings to be realized from terminating the Company’s SEC Reporting Obligations may be higher or lower than such estimates.

Lack of Capital from Public Sector

The Company’s circumstances are such that management believes that it is not likely to be able to take advantage of the capital available through the public markets. The Company’s Board of Directors does not have any present intention to raise capital through sales of the Company’s securities in a public offering or to acquire other business entities using the Company’s Common Stock as the consideration for such acquisition.  The Company is primarily engaged in overseeing resolution of outstanding bankruptcy claims and claims relating to the Nova Hut arbitration and exploring strategic alternatives.  In such circumstances, the Company does not believe, as a practical matter, that it will be able to build up or achieve an active market for the Company’s securities.  Accordingly, the Company has not and is not likely to make use of, or benefit from, the advantages generally associated with operating as a public company.

For each of the reasons set forth above, the Company’s Board of Directors does not believe the costs associated with maintaining the Company’s SEC Reporting Obligations and maintaining the Company’s stockholder accounts with less than 20 shares are justified.  The Company’s Board of Directors believes that it is in the Company’s best interests and the best interests of the Company’s stockholders as a whole to eliminate the administrative burden and costs associated with maintaining the Company’s SEC Reporting Obligations and maintaining stockholder accounts of fewer than 20 shares.

Factors Considered by the Board of Directors as to the Fairness of the Reverse Split

The Board of Directors has analyzed the Reverse Split and its anticipated effects on the Company’s stockholders, and all of the members of the Company’s Board of Directors deemed the Reverse Split and related termination of the Company’s SEC Reporting Obligations to be substantively and procedurally fair to, and in the best interests of, the Company’s affiliated and unaffiliated stockholders, whether they are cashed out and/or remain as stockholders following the Reverse Split.  In reaching this conclusion, the Board of Directors considered, in no particular order and without preference, the following factors:

Substantive Factors Favoring the Reverse Split

The Reverse Split offers stockholders the opportunity to dispose of their holdings consistent with recent market prices.  The Board of Directors considered the recommendations of the Special Committee, which were based solely on the trading prices of the Company’s Common Stock during the calendar year prior to the filing of this proxy statement, to determine the per share price to be paid to any stockholder who will hold a fractional share of the Company’s Common Stock as a result of the Reverse Split and will, therefore, receive cash in lieu of a fractional share following the Reverse Split.  The Cash Consideration will be an amount equal to the highest bid price per share of Common Stock, as reported on the Pink Sheets, in the fiscal year prior to the date of this proxy statement, as adjusted for the cash dividend of $6.00 per share (the “Dividend”) of Common Stock declared by the Company on December 21, 2006 and paid on January 16, 2007 to stockholders of record on January 2, 2007.  Adjusted for the Dividend, the Cash Consideration will be $36.00 per share of Common Stock, based on the highest bid price per share of Common Stock since January 1, 2006, or $42.00.  On  April 30, 2007, the closing price for the Company’s Common Stock was $25.00.

The purpose of the Reverse Split is to reduce the number of stockholders who hold a small number of shares and thereby allow the Company to terminate its SEC Reporting Obligations and continue future operations as a non-reporting company. The Reverse Split ratio is a result of calculations recommended by the Special Committee that were intended to determine how many shares needed to be eliminated, or “cashed-out,” to reduce the number of record holders to fewer than 300.  Both the Special Committee and the entire Board of Directors feel the current ratio of one for 20 is fair because it was calculated without bias towards any one group of stockholders.  The ratio will be applied equally to all shares of the Company’s Common Stock.

It should, however, be noted that, as a result of cancellation of the fractional shares, the major stockholders of the Company will slightly increase their ownership interest in the Company following the Reverse Split.  See “Procedural Factors Disfavoring the Reverse Split and Interests of the Company’s Directors and Executive Officers in the Reverse Split.”  As a result of the Reverse Split, the stockholders who own more than 20 shares of Common Stock as of the date of this proxy statement, such as certain of the Company’s executive officers and directors, will slightly increase their percentage ownership interest in the Company.  However, both the Special Committee and the Board of Directors noted that, because the affiliated stockholders currently own a dominant majority of ownership interest in the Company and have effective control of the Company, any increase in ownership percentage by the affiliated stockholders resulting from the Reverse Split will not have a material impact on the ability of affiliated stockholders to control the Company or the inability of the unaffiliated stockholders to control the Company.  Therefore, the Board of Directors, based upon the recommendation of the Special Committee, determined that the fact that the per share consideration to be paid in the Reverse Split will be the same for every stockholder was a more material factor than any slight increase in the already dominant majority ownership of the Company by the affiliated stockholders.

Procedural Factors Favoring the Reverse Split

The Reverse Split provides the Company’s stockholders with liquidity.  The average daily trading volume for the Company’s Common Stock over the last three months was approximately 700 shares per day, which renders the Common Stock illiquid by most standards.  The Reverse Split will provide stockholders who hold fewer than 20 shares at the Effective Time of the Reverse Split the opportunity to liquidate their investment in the Company at a price equal to the highest bid price since January 1, 2006.

In connection with liquidity issues, it should be noted that the Company does not currently satisfy the listing standards for the New York Stock Exchange or NASDAQ, and as discussed elsewhere its Common Stock is currently quoted on the “Pink Sheets”, a centralized quotation service.  The Company’s limited operations are such that it does not believe it will be able to attract analyst coverage or significant investor interest, and it therefore does not believe that attempts to qualify for listing on a national securities exchange or NASDAQ would be beneficial to stockholders.

The Reverse Split includes the ability to remain a stockholder of the Company.  Another factor considered by the  Board is that current holders of fewer than 20 shares of the Company’s Common Stock may elect to remain stockholders of the Company by acquiring sufficient shares in the open market such that they hold at least 20 shares in their account immediately prior to the Reverse Split.  Also, as noted above, as a result of the Reverse Split, the stockholders who own more than 20 shares will increase their percentage ownership interest in the Company as a result of the Reverse Split.  The Company’s Board of Directors considers the structure of the Reverse Split to be fair to all stockholders because it allows them to control the decision of whether to remain a stockholder of the Company following the Reverse Split or to receive the Cash Consideration offered in connection with the Reverse Split, although the ability to acquire the Company’s Common Stock in the open market may be limited, given the Company’s historic lack of trading volume.

The Board of Directors determined that there will not be a significant loss of a public market for the Company’s Common Stock resulting from the Reverse Split for unaffiliated stockholders who elect to remain stockholders of the Company, since the Company anticipates that its Common Stock will continue to be quoted on the “Pink Sheets.”

The Board of Directors noted that the unaffiliated stockholders who elect to purchase in the open market sufficient shares to remain stockholders of the Company will continue to own a small percentage of the Company in comparison to the dominant majority of ownership interest in the Company by the affiliated stockholders after the Reverse Split.  However, the Board also noted that, because the affiliated stockholders currently own a very significant ownership interest in the Company and, therefore, have effective control of the Company, any increase in ownership percentage by the affiliated stockholders resulting from the Reverse Split will not have a material impact on the ability of affiliated stockholders to control the Company or the inability of the unaffiliated stockholders to control the Company after the Reverse Split.  Finally, the Board of Directors noted that the unaffiliated stockholders who elect to purchase sufficient shares in the open market to remain stockholders of the Company will have no guarantee of dividends in the future.  Therefore, the Board of Directors determined that, because the adverse effect on the liquidity of the Company’s Common Stock and minority position of unaffiliated stockholders will likely not be material, providing the opportunity for stockholders to remain stockholders after the Reverse Split was a procedural factor favoring the Reverse Split.  Furthermore, since the lack of interest in the Company’s Common Stock would make it more difficult for stockholders to sell their shares, providing a mechanism for stockholders who own less than 20 shares to completely liquidate their ownership interest was a procedural factor favoring the Reverse Split.

No Unusual Conditions to the Reverse Split.  The Board also considered the likelihood that the Reverse Split would be implemented.  In this regard it took into consideration that there are no unusual requirements or conditions to the Reverse Split, and the fact that the Company has the financial resources to implement the Reverse Split expeditiously.

Substantive Factors Disfavoring the Reverse Split

Cash Consideration Based Solely on Recent Market Prices.  As described above, the Special Committee and the Board of Directors determined the fairness of the Cash Consideration to be paid in lieu of fractional shares based solely on the trading prices of the Company’s Common Stock during the calendar year prior to the filing of this proxy statement.  This narrow approach to determining fair value did not provide a basis for comparing market price with the results of other methods of determining the fairness of the Cash Consideration and, in essence, assumed that the market had priced the Common Stock fairly.

Cessation of Public Sale Opportunities.  Following the Reverse Split, the Company will apply for the termination of its SEC Reporting Obligations.  It is possible that the public market for shares of the Company’s Common Stock could be substantially less active, particularly due to the lack of publicly-available information that will be available, which is described below in “Cessation of Publicly Available Information”. The Company intends for its Common Stock to continue to be quoted on the Pink Sheets.  Additionally, the Company does not have any present intention or plans to sell the Company or enter into any other transaction that would provide liquidity for the shares.

However, because only approximately 22% of the shares of the Company’s outstanding Common Stock have been traded over the past 12 months, the current public market is highly illiquid.  Since, as a practical matter, there currently exists very little liquidity for the Company’s Common Stock, the Company’s Board of Directors believes that deregistering will have little effect on unaffiliated stockholders and will be outweighed by the benefits of terminating the Company’s SEC Reporting Obligations.

Cessation of Publicly Available Information.  Upon terminating the Company’s SEC Reporting Obligations, the Company will no longer file, among other things, annual or quarterly reports with the Commission.  Information regarding the Company’s business, results of operations and financial condition that is currently available to the general public and the Company’s investors will not be available once the Company terminates the registration of the Company’s securities and the Company’s SEC Reporting Obligations.  As a result of termination of the Company’s SEC Reporting Obligations, the remaining stockholders after the Reverse Split will not receive the benefit of the protections provided to stockholders of a company subject to SEC Reporting Obligations, including, but not limited to, certain corporate governance, reporting, and management certifications required under the Sarbanes-Oxley Act of 2002 and disclosure and liability applicable to reports and statements made pursuant to the requirements of the Exchange Act.  The Company intends to continue to report to its stockholders in accordance with Delaware law.  The Company will continue to hold annual meetings of stockholders as required under Delaware law and in conjunction with such meetings plans to distribute proxy materials and an annual report that are similar to, but likely not as extensive as, those that would be required if the Company remained subject to the SEC Reporting Obligations.  As a matter of Delaware law, the Company will not be required to mail or otherwise distribute quarterly or annual reports to stockholders.  However, the Company presently intends to report its quarterly and annual financial results through its web site. The Board of Directors does not believe that this factor makes the transaction unfair to unaffiliated stockholders because any detriment to unaffiliated stockholders that may result from the termination of the registration of the Company’s securities and the Company’s periodic filings will be offset by the anticipated cost-saving benefits to the Company of no longer publicly filing such reports.

Inability to participate in any future increase in the value of the Company’s Common Stock. Stockholders who are cashed out as a result of the Reverse Split will have no further interest in the Company with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential upside of any increase in the value of such shares.  The Company’s Board of Directors determined that this factor does not make the transaction unfair to unaffiliated stockholders because those unaffiliated stockholders who desire to hold shares of the Company’s Common Stock after the Reverse Split can do so by acquiring sufficient shares in the open market, so long as such shares are available for purchase, so that they hold at least 20 shares in their account immediately prior to the Reverse Split.

Procedural Factors Disfavoring the Reverse Split and Interests of the Company’s Directors and Executive Officers in the Reverse Split

Among the factors weighing against the procedural fairness of the Reverse Split is the fact that approval of the majority of unaffiliated stockholders will not be required, that the applicable laws do not provide for appraisal rights to stockholders of the Company, and that a majority of independent directors did not engage an unaffiliated representative to act solely on behalf of unaffiliated stockholders for the purposes of negotiating the terms of the Reverse Split.  However, even though it was not required, the Board of Directors unanimously approved the Reverse Split.  Furthermore, the Board established a Special Committee to consider the proposed Reverse Split and the per share cash price to be paid to stockholders in the Reverse Split.  The Special Committee also consulted with management, who, with some assistance from KAS Consulting during 2005, assisted in compiling financial data in connection with the Special Committee’s assessment of the appropriate Cash Consideration.  The role of the Special Committee was limited to determining the applicable price per fractional share to be paid in connection with the Reverse Split.  As described above, the recommendation of the Special Committee, and the determination of the Board of Directors, as to the appropriate Cash Consideration to be paid in connection with Reverse Split were based solely on trading prices of the Company’s Common Stock during the calendar year prior to the filing of this proxy statement.

There are several factors weighing in favor of the procedural fairness of the Reverse Split.  First and foremost, the Reverse Split will be applied equally to all shares of the Company, whether held by affiliated or unaffiliated stockholders.  Second, unlike a third-party tender offer or a repurchase of shares by the Company, there is no party to negotiate on behalf of the unaffiliated stockholders.  Since the Board of Directors is tasked with determining a fair price to offer all stockholders and since, considering that the maximum number of shares that will be converted in the Reverse Split to Cash Consideration for any one stockholder is less than 20 shares (representing a maximum of $684.00) the Board of Directors determined that the expense of motivating an unaffiliated stockholder to negotiate the price or represent solely the interest of the unaffiliated stockholders would have been impractical.  Third, the Board appointed a Special Committee to consider the fairness of the proposed Reverse Split and the price per share to be paid to stockholders in the Reverse Split.  Fourth, the Board of Directors includes individuals with years of investment experience.  Finally, the Board of Directors believes its long-standing familiarity with the Company, the Company’s unique history and financial condition, and the Company’s prospects make the time and expense of negotiating with an independent representative unnecessary.  Furthermore, the Board of Directors noted that the applicable laws of the State of Delaware, the jurisdiction under which the Company is incorporated, do not provide for appraisal rights for the fair value of the shares of Common Stock of the Company for stockholders who do not vote in favor of the Reverse Split.  Despite the fact that the Reverse Split has not been structured to require an approval of a majority of unaffiliated stockholders for the reasons discussed above or provide for appraisal rights, the Board of Directors determined that, because (1) the consideration to be paid for each share of Common Stock of the Company will be the same in the Reverse Split irrespective of whether such shares are held by affiliated or unaffiliated stockholders, (2) the Reverse Split cannot, by its structure, result in converting more than 19 shares (representing no more than $684.00) per stockholder, (3) the Cash Consideration to be paid for fractional shares was recommended by a Special Committee of the Board, and (4) unaffiliated stockholders will be able to convert a greater percentage of their holdings of shares of Common Stock of the Company than the affiliated stockholders would be able to so convert, such factors favor the procedural fairness to unaffiliated stockholders and sufficiently protect the rights of the unaffiliated stockholders of the Company in the Reverse Split.

Recommendation of the Board; Fairness of the Reverse Split

Based upon the recommendations of the Special Committee, the Board of Directors of the Company has unanimously approved the Reverse Split and declared it advisable, in the best interests of, and substantively and procedurally fair to, the Company’s unaffiliated stockholders, whether they are cashed out or remain as stockholders of the Company.  The Board of Directors recommends that stockholders vote “FOR” approval of the Amendment to effectuate the Reverse Split. See “— Factors Considered by the Board of Directors as to the Fairness of the Reverse Split” above.

Effects of the Reverse Split on Stockholders Who Hold Fewer than 20 Shares of the Company’s Common Stock in a Single Account

When the Reverse Split is effected, stockholders holding fewer than 20 shares of the Company’s Common Stock in a single account immediately prior to the Effective Date of the Reverse Split will not receive a fractional share of the Company’s Common Stock as a result of the Reverse Split, but rather will receive cash equal to $36.00 for each share of the Company’s Common Stock held immediately prior to the Effective Date of the Reverse Split (“Cashed-Out Stockholders”).  Given the historical illiquidity of the Company’s Common Stock, the Company believes the structure of the Reverse Split to be a benefit to the Cashed-Out Stockholders.  Among the potential detriments of the Reverse Split is the fact that after the Reverse Split, Cashed-Out Stockholders will have no further ownership interest in the Company, and will no longer be entitled to vote as a stockholder or share in the Company’s future assets, earnings, or profits. The Cashed-Out Stockholder’s only right will be to receive cash for their shares of Common Stock.

All amounts owed to the Cashed-Out Stockholders as a result of the Reverse Split will be subject to applicable federal and state income taxes.  Additional details regarding the federal tax consequences are described later in this proxy statement under the heading “Certain Material Federal Income Tax Consequences.”

As soon as practicable after the consummation of the Reverse Split, the Company or the Company’s transfer agent will mail a letter of transmittal to each stockholder.  The letter of transmittal will contain instructions for the surrender of the stock certificate or certificates to the Company’s exchange agent in exchange for the payment of the Cash

Consideration.  No cash payment will be made to any stockholder until the stockholder has surrendered his or her outstanding certificate(s), together with the letter of transmittal, to the Company’s exchange agent.  For more detailed information, see the section entitled “Stock Certificates.”  After the Reverse Split, stockholders will have no further rights as stockholders with respect to the fractional shares, whether or not such stockholder has been paid for such fractional shares.

Should the Company’s stockholders not approve the Reverse Split, the Company will continue to operate as a reporting company, subject to SEC Reporting Obligations and related expenses, although the Company’s Board may consider other alternatives for going “private.”

Effects of the Reverse Split on Stockholders Who Hold 20 or More Shares of the Company’s Common Stock in a Single Account

When the Reverse Split is effected, stockholders with 20 or more shares of the Company’s Common Stock in a single account immediately prior to the Effective Date of the Reverse Split (“Remaining Stockholders”) will:

•                  as of the Effective Date of the Reverse Split, have his or her shares of Common Stock converted into post-split Common Stock and will receive one new share of Common Stock for every 20 shares of pre-split Common Stock in his or her account; and

•                  in lieu of receiving fractional shares, receive cash equal to $36.00 for each share of the Company’s Common Stock that is held immediately prior to the Effective Date of the Reverse Split and not otherwise converted to post-split Common Stock.

While the Remaining Stockholders will benefit from having the opportunity to share in the future successes of the Company, if any, among the detriments of the Reverse Split to the Remaining Stockholders is the fact that they will not have the option to cost effectively liquidate all of their shares like the Cashed-Out Stockholders.  Further, once the Company is non-reporting, it may be more difficult for the Remaining Stockholders to value, and therefore, sell their shares of Common Stock if they should so desire.

General Examples of Potential Effects of the Reverse Split

In general, the results of the Reverse Split can be illustrated by the following examples:

Hypothetical Scenario	Result

Stockholder A is a registered stockholder who holds 10 shares of the Company’s Common Stock in her record account on the Effective Date of the Reverse Split.

Instead of receiving a fractional share of the Company’s Common Stock immediately after the Reverse Split, Stockholder A’s 10 shares will be converted into the right to receive $360.00 (10 x $36.00).

Note: If Stockholder A wants to continue her investment in the Company, she can buy at least 10 more shares of the Company’s Common Stock in the open market and hold the shares in her record account. Stockholder A would have to act far enough in advance of the Effective Date of the Reverse Split so that the purchase is complete before the close of business on that date.

Stockholder B has two separate record accounts. As of the Effective Date of the Reverse Split, he holds 10 shares of the Company’s Common Stock in one account and 10 shares of the Company’s Common Stock in the other. All of his shares are registered in his name only.

Stockholder B will be entitled to receive cash payments equal to the number of shares of the Company’s Common Stock that he holds in each record account, instead of receiving fractional shares. Stockholder B would receive two checks totaling $720.00 (10 x $36.00 = $360.00, 10 x $36.00 = $360.00; $360.00 + $360.00 = $720.00).

Note: If Stockholder B wants to continue his investment in the Company he can consolidate his two accounts prior to the Effective Date of the Reverse Split. In that case, his holdings will not be cashed out in connection with the Reverse Split because he will hold 20 shares of the Company’s Common Stock in one record account, which would convert to one share of the Company’s Common Stock. He would have to act far enough in advance so that the consolidation is complete before the close of business on the Effective Date of the Reverse Split.

Stockholder C holds 45 shares of the Company’s Common Stock in his record account as of the Effective Date of the Reverse Split.

After the Reverse Split, Stockholder C will hold two shares in his record account (45/20 = 2.25) and, instead of receiving a fractional share of the Company’s Common Stock immediately after the Reverse Split, Stockholder C’s unconverted 5 shares will be converted into the right to receive $180.00 (5 x $36.00).

Effects of the Reverse Split on the Company

The Reverse Split is expected to reduce the number of the Company’s stockholders and the number of the Company’s outstanding shares of Common Stock.  The Company’s Certificate of Incorporation currently authorizes the issuance of 3,000,000 shares of Common Stock, $0.01 par value.  As of April 30, 2007, 1,790,890 shares of the Company’s Common Stock were outstanding.  Fractional shares of Common Stock that result from the Reverse Split will be acquired for cash and cancelled.  Such cancelled shares will become authorized but unissued shares of the Company’s Common Stock.  The Company believes that the Reverse Split will reduce the number of holders of record of the Company’s Common Stock from 503 to approximately 80.

Based on the aggregate number of holders of the Company’s Common Stock, and the number of holders of record owning more than 20 shares of the Company’s Common Stock as of the Record Date, the Company estimates that payments of cash in lieu of the issuance of fractional shares to Cashed Out Stockholders will be approximately $290,000.  The maximum amount that the Company would be required to pay to the remaining 80 holders of record to cash out any fractional shares would be approximately $55,000, resulting in a total maximum amount of $345,000 that the Company may ultimately be required to pay to both Cashed Out Stockholders and Remaining Stockholders for fractional shares resulting from the Reverse Split.  If stockholders holding less than 20 shares of the Company’s Common Stock purchase sufficient shares of the Company’s Common Stock in the open market to remain stockholders following the Reverse Split, then the number of holders of record of the Company’s Common Stock may not be reduced below 300 and the Company may be ineligible to terminate its SEC Reporting Obligations.

The Company believes the completion of the Reverse Split and the subsequent termination of the Company’s SEC Reporting Obligations may cause the market for shares of the Company’s Common Stock to be less active or possibly eliminated.  The Company’s Common Stock is currently quoted on the Pink Sheets, which is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com.  The Company intends for this source of liquidity to continue to be available to the Company’s stockholders following the Reverse Split.

The Company’s Common Stock will continue to have the same par value following the consummation of the Reverse Split.  In addition, each post-Reverse Split share of the Company’s Common Stock will be entitled to one (1) vote per one (1) whole share.

The Company has no current plans to issue Common Stock, but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Company’s Board of Directors determines to be in the Company’s best interests and the best interests of the Company’s then stockholders.  The Company has no current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation, to change the Company’s Board of Directors or management, to change materially the Company’s or capitalization, or otherwise to effect any material change in the Company’s corporate structure of business.

The Company is undertaking the Reverse Split at this time because, among other reasons, the Company believes that it will save substantial costs associated with having a significant number of small stockholders and compliance with the SEC Reporting Obligations, particularly in light of the requirement to comply with Section 404 of the Sarbanes-Oxley Act for the 2007 fiscal year.  However, the Company’s cost-saving estimates may be inaccurate, and the actual savings to be realized from terminating the Company’s SEC Reporting Obligations might be higher or lower than the Company’s estimates.  Should the Company’s stockholders not approve the Reverse Split, the Company will continue to operate as a public-reporting company, subject to SEC Reporting Obligations and related expenses, although the Company’s Board anticipates that it would reconsider other alternatives for going “private.”

Conduct of the Company’s Business after the Reverse Split

Following the Reverse Split and filing of a Form 15 with the Commission, the Company will no longer be a public-reporting company, but rather will operate as a non-reporting company.  The Company expects the Company’s business and operations to continue as they are currently being conducted, and the Reverse Split is not anticipated to have any material effect upon the conduct of the Company’s business.  The Company expects to be subject to substantially the same risks and uncertainties after the Reverse Split.

Reports, Opinions and Appraisals

Other than consulting on an informal basis with KAS Consulting in 2005, neither the Special Committee nor the Board obtained any independent assessment of the fairness of the terms of the Reverse Split or the value of the Company’s Common Stock.  Neither the Special Committee nor the Board obtained a fairness opinion, appraisal or other report on the fairness of the Cash Consideration.

Reservation of Right to Abandon the Reverse Split

Following approval of the Reverse Split by the Company’s stockholders, the Company will thereafter promptly file with the Delaware Secretary of State the Amendment to effect the Reverse Split.  The Effective Date of the Reverse Split will be the date that the Delaware Secretary of State accepts the Amendment for filing.  Notwithstanding the foregoing, the Company’s Board of Directors retains the right to abandon the Reverse Split, even though approved, if it determines prior to the Effective Date of the Reverse Split that the Reverse Split is not then in the Company’s best interest or the best interest of the Company’s stockholders.  Among the circumstances the Board may consider in reaching a decision to abandon the Reverse Split is if the transaction becomes too expensive or there is a risk that it will not result in a reduction in the number of record holders to fewer than 300, which is required for the Company to file a Form 15 with the Commission and the termination of its SEC Reporting Obligations.  If the Reverse Split is not implemented, then the Company will be unable to terminate the Company’s SEC Reporting Obligations until the Company has fewer than 300 holders of record of the Company’s Common Stock.  Should the Company’s stockholders not approve the Reverse Split, the Company will continue to operate as a public-reporting company, subject to SEC Reporting Obligations and related expenses, although the Company’s Board may consider other alternatives for going “private.”

Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law to stockholders who dissent from the Reverse Split.  There may exist other rights or actions under state law for stockholders who may believe that they are aggrieved by reverse stock splits generally.  Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.  For example, stockholders could, if they deemed such to be applicable, take appropriate legal action against the Company and its Board of Directors, and claim that the transaction was unfair to the unaffiliated stockholders, and/or that there was no justifiable or reasonable business purpose for the Reverse Split.

Material Federal Income Tax Consequences

This discussion describes certain material federal income tax consequences to the Company and the Company’s stockholders resulting from the Reverse Split.  This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial opinions, administrative pronouncements and published rulings of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date hereof.  These authorities may be changed, possibly retroactively, resulting in U.S. federal tax consequences different from those set forth below.  The Company has not sought, and will not seek, any ruling from the IRS or opinion of counsel with respect to the statements made in the following summary, and there can be no complete assurance that the IRS will not take a position contrary to such statements or that any such contrary position taken by the IRS would not be sustained.

This summary is limited to stockholders who hold their shares as a capital asset (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under United States gift or federal estate tax laws. In addition, this summary does not address tax considerations that may be applicable to an investor’s particular circumstances nor does it address the special tax rules applicable to certain stockholders, including, without limitation:

•                  banks, insurance companies or other financial institutions;

•                  partnerships or other entities treated as partnerships for U.S. federal income tax purposes;

•                  U.S. expatriates;

•                  tax-exempt organizations;

•                  tax-qualified retirement plans;

•                  brokers or dealers in securities or currencies;

•                  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•                  persons that will hold common stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a stockholder, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A stockholder that is a partnership, and partners in such partnership, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of shares of our common stock.

For purposes of this discussion, a U.S. person means a person who is for U.S. federal income tax purposes:

•                  a citizen or resident of the U.S.;

•                  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) or partnership (including any entity treated as a partnership for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state within the U.S., or the District of Columbia;

•                  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all of its substantial decisions, or other trusts considered U.S. persons for U.S. federal income tax purposes.

As the used herein, the term “U.S. Holder” means a beneficial owner of the Company’s Common Stock that is a U.S. person, and the term “non-U.S. Holder” means a beneficial owner of the Company’s Common Stock that is not a U.S. person.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Federal Income Tax Consequences to the Company

The Company believes that the Reverse Split should be treated as a tax-free “recapitalization” for federal income tax purposes and that the Company should not recognize any gain or loss as a result of the Reverse Split.

Federal Income Tax Consequences to Stockholders Receiving No Cash from the Reverse Split

If a stockholder (1) continues to hold the Company’s Common Stock immediately after the Reverse Split, and (2) receives no cash as a result of the Reverse Split, such stockholder should not recognize any gain or loss in the Reverse Split.  The aggregate adjusted tax basis in such shares of the Company’s Common Stock held immediately after the Reverse Split should be equal to the aggregate adjusted tax basis in the shares of Common Stock held immediately prior to the Reverse Split and the stockholder should have the same holding period in the Common Stock as it had in such stock immediately prior to the Reverse Split.

Federal Income Tax Consequences to Stockholders Receiving Cash

If a stockholder receives cash as a result of the Reverse Split, the tax consequences will depend on whether, in addition to receiving cash, it or a person or entity related to it continues to hold the Company’s Common Stock immediately after the Reverse Split, as explained below.

Stockholders Who Both Receive Cash and Continue to Hold the Company’s Common Stock Immediately After the Reverse Split.  If a stockholder both receives cash as a result of the Reverse Split and continues to hold the Company’s Common Stock immediately after the Reverse Split, it generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of its shares of the Company’s Common Stock plus the cash received over its adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse Split.  The aggregate adjusted tax basis in such stockholder’s shares of the Company’s Common Stock held immediately after the Reverse Split will be equal to its aggregate adjusted tax basis in such shares of the Company’s Common Stock held immediately prior to the Reverse Split, increased by any gain recognized in the Reverse Split, and decreased by the amount of cash received in the Reverse Split.

Any gain recognized in the Reverse Split will be treated, for federal income tax purposes, as capital gain, provided that the receipt of cash by the stockholder is either (1) “not essentially equivalent to a dividend” or (2) a “substantially disproportionate redemption of stock”.

Not Essentially Equivalent to a Dividend.  A stockholder should satisfy the “not essentially equivalent to a dividend” test if the reduction in its proportionate interest in the Company resulting from the Reverse Split is considered a “meaningful reduction” given the stockholder’s particular facts and circumstances.  The Internal Revenue Service (“IRS”) has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

Substantially Disproportionate Redemption of Stock.  The receipt of cash in the Reverse Split will be a “substantially disproportionate redemption of stock” for a stockholder if (i) the stockholder owns less than 50% of the outstanding shares of the Company’s Common Stock after the Reverse Split and (ii) the percentage of the outstanding shares of the Company’s Common Stock owned by such stockholder immediately after the Reverse Split is less than 80% of the percentage of shares of the Company’s Common Stock owned by it immediately before the Reverse Split.

In applying these tests, the stockholder will be treated as owning shares held by certain individuals and entities related to such stockholder, and the stockholder may take into account sales of shares of the Company’s Common Stock that occur substantially contemporaneously with the Reverse Split.  If the gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to the stockholder to the extent of its ratable share of the Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in its shares, and any remaining gain will be treated as a capital gain.

Stockholders Who Exchange All of Their Common Stock for Cash as a Result of the Reverse Split.  If a stockholder (1) receives cash in exchange for a fractional share as a result of the Reverse Split, (2) does not continue to hold any of the Company’s Common Stock immediately after the Reverse Split, and (3) is not related to any person or entity which holds the Company’s Common Stock immediately after the Reverse Split, such stockholder should recognize capital gain or loss.  The amount of capital gain or loss, if any, such stockholder recognizes will equal the difference between the cash received for the cashed-out stock and the aggregate adjusted tax basis in such stock.

If a stockholder is related to a person or entity who continues to hold the Company’s Common Stock immediately after the Reverse Split, such stockholder will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that such receipt of cash is either (1) “not essentially equivalent to a dividend” or (2) a “substantially disproportionate redemption of stock” as described above under the heading “Stockholders Who Both Receive Cash and Continue to Hold the Company’s Common Stock Immediately After the Reverse Split.”  If the gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to the stockholder to the extent of its ratable share of the Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in its shares, and any remaining gain will be treated as a capital gain.

Amounts constituting capital gain (or loss) will generally be long-term capital gain (or loss) so long as the Common Stock was held by the stockholder for more than one year prior to the Reverse Split.  Long-term capital gains of noncorporate taxpayers are taxed at a maximum federal rate of 15%.  Capital gain that is not long-term capital gain is generally taxed at ordinary income tax rates.  The deduction for capital losses is subject to certain limitations.  Amounts constituting dividends received by noncorporate taxpayers are generally subject to a reduced rate of taxation equal to 15%.

Information Reporting and Backup Withholding

In general, payments of dividends with respect to the Company’s Common Stock are subject to information reporting.  Each paying agent will be required to provide the IRS with information, including the name, address, taxpayer identification number of each U.S. Holder receiving payments, and the aggregate amount of dividends paid to such beneficial owner during the calendar year.  These reporting requirements, however, do not apply to all beneficial owners.  Specifically, corporations, securities broker-dealers, other financial institutions, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts, and non-U.S. persons satisfying certain requirements are all excluded from reporting requirements.

U.S. Holders will be required to provide their social security or other taxpayer identification numbers and, in some instances, additional information, to the Company’s transfer agent in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply.  The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Reverse Split. Backup withholding will apply if a U.S. holder (i) fails to establish its exemption from the information reporting requirements, (ii) is subject to the reporting requirements and fails to supply its correct taxpayer identification number in the manner required by applicable law, (iii) underreports its tax liability, or (iv) if the paying agent has been otherwise notified by the IRS to backup withhold.  The backup withholding tax rate is currently 28%.  This backup withholding tax is not an additional tax and may be credited against a U.S. Holder’s federal income tax liability if the required information is furnished to the IRS.

Special Rules for Non-U.S. Holders

If a stockholder is a non-U.S. Holder, its tax consequences will depend on whether its income or gain from the Reverse Split is effectively connected with the conduct of a U.S. trade or business, or, if there is an applicable treaty, is attributable to a permanent establishment maintained in the United States.

Income or Gain Not Effectively Connected with the Conduct of a U.S. Trade or Business.  A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the taxable disposition of the Company’s Common Stock.  If, however, the non-U.S. holder is a nonresident alien individual present in the U.S. for 183 days or more in the taxable year of the disposition and certain other requirements are met, such gain will be subject to a flat 30% U.S. federal income tax, which may be offset by U.S. source capital losses.  In addition, except as described below under the heading “Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business”, dividends (including deemed dividends) paid on the Company’s Common Stock held by a non-U.S. holder will be subject to U.S. federal withholding tax (but not the federal income tax) at a rate of 30% or lower treaty rate, if applicable.  In order to claim a reduction of withholding under a tax treaty, a non-U.S. holder generally will be required to file IRS Form W-8BEN upon which the non-U.S. holder certifies, under penalty of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments.

Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business.  In the case of any gain that is effectively connected with the conduct of a U.S. trade or business by a non-U.S. holder (and, if required by a tax treaty, any gain that is attributable to a permanent establishment maintained in the United States), the non-U.S. holder will generally be taxed on its net gain derived from the disposition at the regular rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the branch profits tax may also apply.

If dividends paid to a non-U.S. holder are effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder or, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States by the non-U.S. holder, the Company and other payors generally are not required to withhold tax from the dividends, provided that the non-U.S. holder furnishes a valid IRS Form W-8ECI certifying, under penalty of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder’s conduct of a U.S. trade or business and are includible in the holder’s gross income.  Effectively connected dividends will be subject to U.S. federal income tax on net income that applies to U.S. persons generally (and, with respect to corporate holders under certain circumstances, the branch profits tax).

Backup Withholding and Information Reporting

The Company must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld from such dividend payments.  These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty.  Copies of the information returns reporting dividend payments and any withholding thereof may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to dividend payments on the Company’s Common Stock, or to information reporting or backup withholding with respect to payments of proceeds from the disposition of the Company’s Common Stock to or through a U.S. office of any broker, as long as the holder has furnished to the payor or broker: (i) a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person; (ii) other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations; or (iii) otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis.  Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

As explained above, the amounts paid to a stockholder as a result of the Reverse Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to such stockholder depending on its individual circumstances.  The Company urges each stockholder to consult its tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of the specific circumstances.

Regulatory Approvals

The Company is not aware of any material governmental or regulatory approval required for completion of the transaction, other than compliance with the applicable federal and state securities laws and the corporate laws of the State of Delaware.

REVERSE SPLIT

Basic Terms

The Company expects that it will, following approval of the proposal to amend the Certificate of Incorporation to effectuate the Reverse Split, file the Certificate of Amendment with the Delaware Secretary of State to effect a one for 20 reverse split of the Company’s Common Stock as approved by the Company’s Board of Directors on March 19, 2007.  Under the terms of the Reverse Split, every holder of record on the Effective Date of the Reverse Split will be entitled to receive one share of the Company’s Common Stock for every 20 shares held by such person.  No fractional shares will be issued.  Instead, the Company will pay, in lieu of fractional shares, $36.00 for each share of the Company’s Common Stock held by a holder immediately before the Effective Date of the Reverse Split and not converted to whole shares of Common Stock of the Company after the Reverse Split.

If a stockholder would be a Cashed Out Stockholder as a result of the Reverse Split and wants to continue to hold Common Stock of the Company after the Reverse Split, it may do so by completing either of the following actions before the close of business on the Effective Date for the Reverse Split:

•                  purchase a sufficient number of shares of Common Stock of the Company in the open market and have them registered in such stockholder’s name and consolidated with its current record account if it is a record holder, or have them entered in its account with a nominee, such as its broker or bank, in which it currently holds shares of Common Stock of the Company, so that such stockholder holds at least 20 shares of Common Stock of the Company in its account immediately prior to the Effective Date for the Reverse Split; or

•                  if applicable, consolidate its record accounts, or its accounts with nominees, so that it holds at least 20 shares of Common Stock of the Company in a single account immediately prior to the Effective Date for the Reverse Split.

Because of the limited trading market for the Company’s Common Stock, however, a stockholder might be unable to purchase enough shares to retain an equity interest in the Company.

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee, such as a bank or broker, in the same manner as stockholders whose shares are registered in their names.  Nominees will be instructed to effect the Reverse Split for their beneficial holders.  Accordingly, the Company also refers to those street name holders who receive a cash payment instead of fractional shares as Cashed Out Stockholders.  However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

The Reverse Split is structured to be a Rule 13e-3 transaction under the Exchange Act because it is intended to, and if completed will reduce the number of record holders of the Company’s Common Stock to fewer than 300, which will permit the Company to terminate the Company’s SEC Reporting Obligations.  In connection with the Reverse Split, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3, as thereby amended, with the Commission.  The Company intends to apply for the termination of the Company’s SEC Reporting Obligations as soon as practicable after the Effective Date of the Reverse Split.

Effective Time

Following approval of the proposed Amendment by the stockholders, the proposed Amendment will become effective upon filing of the Amendment with the Secretary of State of the State of Delaware or at such other time as is specified in the Amendment, but no later than 90 days after such filing.  The Board of Directors may elect to abandon the Reverse Split at any time prior to the effectiveness of the Amendment.

Stock Certificates

The Company’s transfer agent, Computershare Trust Company, N.A., has been appointed as the Company’s exchange agent to carry out the exchange of existing stock certificates for new Common Stock certificates and to send cash payments in lieu of fractional shares.  Approximately 10 business days following the Effective Date of the Reverse Split, the transfer agent will send a letter of transmittal to each affected stockholder, which will describe the procedures for surrendering stock certificate(s) in exchange for new Common Stock and/or, if applicable, the Cash Consideration.  Upon receipt of the stock certificate(s) and properly completed letter(s) of transmittal, the transfer agent will issue the appropriate new stock certificate(s) and/or make the appropriate cash payment within approximately 10 business days.

No service charges will be payable to the Company by stockholders in connection with the exchange of certificates and/or the payment of cash in lieu of issuing fractional shares, although stockholders who hold shares through a nominee, such as a broker or bank, may incur service charges in connection with the exchange.  The Company will not pay interest on cash sums due to any such stockholder in connection with the Reverse Split.

All stock certificates outstanding immediately prior to the Effective Date of the Reverse Split evidencing ownership of the Company’s Common Stock shall be deemed cancelled without further action by the stockholders as of the Effective Date of the Reverse Split.  Do not send any stock certificates to the Company or the Company’s transfer agent except as specified in the letter of transmittal.

Provision for Unaffiliated Stockholders

Neither the Company, nor any executive officer or director thereof nor any person controlling the Company has made any provision in connection with the Reverse Split to grant unaffiliated stockholders access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company.

Source of Funds and Financial Effect of the Reverse Split

The total cash the Company will pay to Cashed Out Stockholders is estimated to be approximately $290,000.  The total cash the Company will pay to Remaining Stockholders for fractional shares is estimated to be no more than $55,000, resulting in a total maximum amount of $345,000 in Cash Consideration to be paid to both Cashed Out Stockholders and Remaining Stockholders for fractional shares resulting from the Reverse Split.  The Company expects to finance the Cash Consideration to be paid in connection with the Reverse Split and other expenses for the Reverse Split through the Company’s available cash and cash equivalents.  The Reverse Split and the use of approximately $115,000 in cash to complete the Reverse Split, which includes professional fees and other expenses related to the transaction and cash payments to be made in lieu of issuing fractional shares, are not expected to have any material adverse effect on the Company’s capitalization, liquidity, results of operations or cash flow.

The Company’s cash and cash equivalents, as of December 31, 2006, were approximately $55.8 million.

Fees and Expenses

The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the Reverse Split and the transactions related thereto:

•                  $345,000 in Cash Consideration for fractional shares;

•                  $80,000 to the Company’s legal counsel;

•                  $15,000 for printing and other costs in connection with the mailing of this proxy statement; and

•                  $20,000 for transfer agent services.

Accounting Consequences

The Reverse Split will not affect the par value of the Company’s Common Stock, which will remain at $0.01 per share.  The Reverse Split will result in an increase in per share net income or loss and net book value of the Company’s Common Stock because fewer shares of the Company’s Common Stock will be outstanding.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, incorporated herein by reference, does not reflect the Reverse Split.

Certain Legal Matters

The Company is not aware of any license or regulatory permit that appears to be material to the business of the Company that might be adversely affected by the Reverse Split, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the Reverse Split, other than approvals, filings or notices required under federal and state securities laws and the filing of the Amendment with the Delaware Secretary of State.

Interests of Certain Persons in Matters to be Acted Upon

The Company refers you to the information under the heading “Security Ownership of Certain Beneficial Owners and Management” for information regarding the Company’s officers and directors.  The Reverse Split will not impact affiliated holders of Common Stock differently from unaffiliated holders of Common Stock on the basis of affiliate status.  Furthermore, the executive officers and directors of the Company will receive no extra or special benefit not shared on a pro rata basis by all other holders of shares of Common Stock.  If the Reverse Split is implemented, the executive officers and directors of the Company will not benefit by any material increase in their percentage ownership of Common Stock.

The following table provides certain information regarding the number of shares of Common Stock beneficially owned by the Company’s directors and executive officers as of April 30, 2007 and the anticipated ownership percentage of such persons after the Reverse Split.

Name and Address of Directors and Executive Officers of the Company (a)	Number of Shares of Common Stock Before the Reverse Split (b)		Percent of Common Stock of the Company Before the Reverse Split (c) (*less than 1%)	Number of Shares of Common Stock After the Reverse Split	Cash Consideration to be Received as a Result of the Reverse Split	Percent of Common Stock of the Company After the Reverse Split (*less than 1%)
(i) Directors and Nominees for Director
Douglas W. McMinn	500		*	25	0	*
Mark S. Tennenbaum	200,000	(d)	11.2	10,000	0	11.2
Frank E. Williams, Jr.	17,950	(e)	1.0	897	$360	1.0
(ii) Current Executive Officers
Douglas W. McMinn President and Chief Executive Officer	500		*	25	0	*
Nicholas Burakow Executive Vice President and Chief Financial Officer	0		0	0	0	0

(iii) All Directors and Current Executive Officers as a Group (4 persons)	218,450		12.2	10,922	$360	12.2

(a)  Each of the persons listed in this table may be contacted at the Company’s address.

(b)  Assumes a total of 1,790,890 shares of Common Stock outstanding before the Reverse Split.

(c)  Assumes a total of 89,545 shares of Common Stock outstanding after the Reverse Split.

(d)  The 200,000 shares of Common Stock held by Mr. Tennenbaum are owned directly by the Mark S. Tennenbaum Investment Trust and indirectly by Stephen P. Rader and John Mass, as co-trustees of the Trust. Messrs. Rader and Mass have disclaimed beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(e)  The information with respect to Mr. Williams’ beneficial ownership of 17,950 shares of Common Stock includes: (1) 8,550 shares of Common Stock reported to be beneficially owned by Mr. Williams, (2) 1,000 shares of Common Stock reported to be beneficially owned by Williams Family Foundation, (3) 5,800 shares of Common Stock reported to be beneficially owned by Williams Family LP, (4) 600 shares of Common Stock reported to be beneficially owned by Mr. Williams as trustee for minor grandchildren, and (5) 2,000 shares of Common Stock reported to be beneficially owned by Mrs. Williams.  This beneficial ownership information was reported to be beneficially owned by Mr. Williams is based on a Report on Form 4, filed with the Commission on March 1, 2006, for transactions that occurred on February 23, 2006.

Market Prices of the Common Stock and Dividend Policy

The Company’s Common Stock has been quoted on the Pink Sheets under the symbol “KGHI” since December 2004.  The following table sets forth the range of high and low sale prices for the calendar periods set forth below.

	HIGH	LOW
Fiscal 2006
First quarter	$42.00	$36.50
Second quarter	$40.50	$29.00
Third Quarter	$34.10	$29.50
Fourth Quarter	$31.50	$24.99
Fiscal 2005
First quarter	$29.00	$23.50
Second quarter	$37.00	$27.50
Third Quarter	$44.00	$28.80
Fourth Quarter	$43.25	$36.00

There were approximately 503 common stockholders of record as of April 30, 2007.

The Company declared a cash dividend of $6.00 per share (the “Dividend”) of Common Stock on December 21, 2006 that was paid on January 16, 2007 to stockholders of record on January 2, 2007.  The Company historically had not paid dividends on its Common Stock prior to the payment of the Dividend.  Any future determination to pay cash dividends other than the Dividend will be made at the discretion of the Board of Directors of the Company, which determines the Company’s dividend policy based on its results of operations, capital requirements and other factors that the Board of Directors deems relevant.  The Company may not pay cash dividends in addition to, or the amount of any future cash dividend may differ substantially from, the Dividend.

SUMMARY FINANCIAL INFORMATION

The following summary of historical consolidated financial data was derived from the Company’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002. Certain reclassifications have been made to the prior period consolidated financial statements to conform the presentation used in the 2006 consolidated financial statements. This financial information is only a summary and should be read in conjunction with the consolidated financial statements of the Company and other financial information, including the notes thereto, contained in the 2006 Annual Report, which information is incorporated by reference in this proxy statement.  See “Other Matters — Incorporation by Reference” and “—Where You Can Find More Information.”

	As of and for the Fiscal Year Ended December 31,
	2006	2005	2004	2003	2002
Statement of Operations Data:
Gross revenue	222	1,807	1,036	—	—
Service revenue	(282)	630	288	—	—
Operating loss	(7,880)	(11,263)	(6,364)	(4,918)	(7,028)
(Loss)/ Income before income tax	(5,998)	77,457	9,110	11,028	29,165

Net (loss) income	(2,368)	45,292	7,375	4,368	18,343

Basic and diluted earnings per share:
Continuing operations	(1.32)	27.86	4.58	2.91	8.54
Discontinued operations, net of tax	—	—	—	(1.14)	0.31

Total	(1.32)	27.86	4.58	1.77	8.85

Weighted average common shares outstanding:
—basic	1,790	1,626	1,610	1,606	1,602
—diluted	1,790	1,626	1,610	1,606	1,602

Cash Dividends paid per common share	6.00	—	—	—	—

Ratio of earnings to fixed charges*	—	65.28x	5.43x	4.28x	6.99x

Balance Sheet Data (end of period):
Current assets	78,512	23,660	21,624	22,171	44,496
Total other assets	7,987	98,364	51,090	51,909	51,699
Total assets	86,499	122,024	72,714	74,080	96,195
Working capital	58,310	(19,253)	3,364	3,343	22,048
Current liabilities	20,382	42,913	18,260	18,828	22,448
Long-term liabilities**	—	—	26,909	35,175	—
Mandatorily Redeemable preferred stock ***	—	—	—	—	55,942
Shareholders’ equity	66,117	79,111	27,545	20,077	17,805
Book value per share	36.92	44.25	17.11	12.54	11.12

*For purposes of calculating this ratio, “earnings” consists of income (loss) from continuing operations before reorganization items, income taxes, minority interest, extraordinary items and cumulative effect of accounting changes and fixed charges.  “Fixed charges” consists of preferred stock dividends which after the adoption of the Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”), effective July 1, 2003, has been shown as interest expense.  The Company had no fixed charges in 2006 because we redeemed all of the remaining outstanding shares of preferred stock in 2005.

**After the adoption of SFAS No. 150, the Company reclassified mandatorily redeemable preferred stock from mezzanine equity to long term liabilities.  At December 31, 2004 and 2003, long term liabilities consist entirely of mandatorily redeemable preferred stock.

***After the adoption of SFAS No. 150, the Company reclassified mandatorily redeemable preferred stock to long term liabilities from mezzanine equity.

PROPOSAL NO. 2:
ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors shall not be less than one and give the Board the authority to determine the actual number of directors.  There are four directorships on the Company’s Board.  The Board of Directors currently consists of three members; one vacancy was created by the resignation of Mr. Jon Bennett from the Board, effective January 31, 2007.  The Board of Directors has nominated Mr. Douglas W. McMinn, Mr. Mark S. Tennenbaum and Mr. Frank E. Williams, Jr. for election to terms expiring at the next Annual Meeting of Stockholders, or until their successors are duly elected.  A successor to Mr. Bennett has not yet been identified.  The Board of Directors has determined that Mr. Tennenbaum and Mr. Williams are both independent, as defined in the Company’s Corporate Governance Principles and as discussed further below under “Corporate Governance—Director Independence.”  Mr. McMinn, our President and Chief Executive Officer, is an employee director and therefore not independent as defined in the Company’s Corporate Governance Principles.

Nominees for Election to the Board of Directors for Terms Expiring at the next Annual Meeting of Stockholders

Douglas W. McMinn, 59, has been President and Chief Executive Officer of Kaiser Holdings since September 2004.  Mr. McMinn has been a director of Kaiser Holdings since September 2004 and also serves on the Board of Managers of Kaiser-Hill Company, LLC, the joint venture owned equally by Kaiser Holdings and CH2M Hill Companies Ltd.  Mr. McMinn has been a senior officer of the Company and its predecessors for more than 19 years.  Mr. McMinn is the Chief Executive Officer of Global Trade & Invest, Inc., a firm which he co-founded to engage in international trading activities and to provide consulting assistance to companies doing business internationally.  Mr. McMinn served in the United States Government as a staff member in the National Security Council and as an Assistant Secretary of State for Economic and Business Affairs, U.S. Department of State, from 1985 to 1987.  Mr. McMinn owns 500 shares of Common Stock.

Mark S. Tennenbaum, 47, has been a director of Kaiser Holdings since September 2004. Since January 2006, Mr. Tennenbaum has served as Managing Partner of AM Golf LLC, which owns and manages a public, eighteen-hole golf course.  Since September 2004, Mr. Tennenbaum has served as the Chief Financial Officer of Saratoga Partners, which owns and manages an apartment complex in Tempe, Arizona.  From 2001 to 2004, Mr. Tennenbaum was a private investor.  Prior to that, Mr. Tennenbaum was a co-founder, director and chief financial officer of FrontBridge Technologies, Inc., a privately-held provider of secure managed messaging services acquired by Microsoft in 2005, from its inception in 1999 until 2001.  Mr. Tennenbaum beneficially owns 200,000 shares of Common Stock held by the Mark S. Tennenbaum Investment Trust.  Entities controlled by Mr. Tennenbaum’s father, Michael E. Tennenbaum, and brother, Andrew R. Tennenbaum, are significant holders of the Company’s Common Stock.

Frank E. Williams, Jr., 72, has served on the Board of Directors since December 2002, is Chairman of the Board of Directors of Kaiser Holdings, and also serves on the Board of Managers of Kaiser-Hill Company, LLC, the joint venture owned equally by Kaiser Holdings and CH2M Hill Companies Ltd.  Mr. Williams currently serves as Chairman and principal owner of Williams Enterprises of Georgia, Inc., a holding company controlling six subsidiaries active in various facets of the steel industry.  In addition, Mr. Williams serves as Chairman, CEO, and 50-percent owner of Bosworth Steel Erectors, Inc., a major erector of steel products in the Southwestern United States, and Chairman and a major shareholder of Wilfab, Inc., a fabricator of structural steel.  Mr. Williams is also Managing Partner and principal owner of Structural Concrete Products, LLC, a manufacturer of pre-stressed concrete building systems, and of Industrial Alloy Fabricators, LLC, a fabricator of alloy plate products for the pulp and chemical industries.  He serves as a member of the Board of Directors of Capital Bank, N.A. and Diamondhead Casino Corporation.  Mr. Williams currently serves as a director of Williams Industries, Inc. of Manassas, Virginia, a company he founded and of which served as President, CEO and Chairman until November 1994.  Williams Industries, Inc. is a public Nasdaq-listed company that owns five subsidiaries active in the steel industry, including Williams Bridge Co., one of the largest fabricators of steel plate for bridge structures in the Mid-Atlantic region.  Mr. Williams beneficially owns 17,950 shares of Common Stock.

The Board of Directors recommends that the stockholders vote FOR the nominees set forth above.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Conduct

The Company’s Board of Directors has adopted Corporate Governance Principles for the Board of Directors and a Corporate Code of Conduct, including Policies on Securities Law Compliance and Transactions in Company Securities.  The Code of Conduct applies to all employees, officers and directors and includes, but is not limited to, the substance of the code of ethics required by applicable rules of the Commission.  These documents are available on the Company’s website at: www.kaisergroup.com.

Director Independence

Each year, the Board of Directors determines the independence of each director according to the definition of independence included in the Company’s Corporate Governance Principles, which are available on the Company’s website at www.kaisergroup.com.  The Board has determined that Mr. Tennenbaum and Mr. Williams are independent directors.  In addition, Mr. Bennett was determined to be independent during his service on the Board in 2006.  The Corporate Governance Principles consider an independent director to be a non-employee director.  However, in addition to this status, the Board of Directors may also consider other material factors that could limit a director nominee’s ability to remain independent.  In 2006, the Board considered the Common Stock holdings of Mr. Tennenbaum and his family members, who collectively own 42.1% of the outstanding Company’s Common Stock.  Following this consideration, the Board determined that Mr. Tennenbaum was independent.

Communications with the Board of Directors; Board Attendance at Annual Meeting

The Company does not have a formal process for stockholders to send communications to the Board.  Communications addressed to the Board of Directors as a whole, or to individual directors, in care of the Company at the Company’s executive offices, 9300 Lee Highway, Fairfax, Virginia 22031, will be forwarded promptly to the addressee(s) of such communications.

The Company does not have a policy with respect to Board members’ attendance at the Annual Meeting.  However, the Company’s practice is to hold a meeting of the Board of Directors immediately following each annual meeting, and Board members typically attend the annual meeting as well.  All members of the Board of Directors were present at the annual meeting of stockholders held on March 2, 2006.

STANDING COMMITTEES OF THE BOARD

To assist the Board of Directors in carrying out its responsibilities, the Board has delegated certain authority to two committees, the current memberships of which are as follows.  Each of the committees is composed of the Company’s two independent directors, as defined in the Company’s Corporate Governance Principles.

Committees of the Board of Directors

Compensation Committee	Audit Committee

Mr. Tennenbaum, Chairman	Mr. Williams, Chairman

Mr. Williams	Mr. Tennenbaum

Audit Committee

The Audit Committee is responsible for the selection, and reviews and accepts the reports, of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”) for fiscal year 2005 and Stegman & Company (“Stegman”) for fiscal year 2006.  The Audit Committee met four times during the year ended December 31, 2005 and six times during the year ended December 31, 2006.  The Audit Committee operates under a written charter adopted by the Board of Directors and was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Board has concluded that Mr. Tennenbaum, an independent director, is the financial expert on the Audit Committee.  The Charter of the Audit Committee of the Board of Directors is attached to this proxy statement as Annex A.

Independent Registered Public Accounting Firm

On August 21, 2006, the Audit Committee was informed by PwC that PwC was resigning as the Company’s independent auditor effective August 21, 2006.  The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2004 and 2005 and the subsequent interim period from January 1, 2006 through August 21, 2006, (i) there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in connection with its reports on the consolidated financial statements for such periods, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

On October 21, 2006, the Board of Directors engaged Stegman to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006.  The Company had not consulted with Stegman during the Company’s two most recently completed fiscal years or through October 24, 2006 regarding the application of accounting principles to specific transactions, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.   The Company is not asking stockholders to approve the engagement of Stegman at the 2007 Annual Meeting.

Audit Committee Report Relating to the Fiscal Year Ended December 31, 2005 and 2006

The Audit Committee of the Board of Directors of Kaiser Group Holdings, Inc. (the “Company”) has reviewed and discussed with PricewaterhouseCoopers LLP (“PwC”) the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and with Stegman & Company (“Stegman”) the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  The Audit Committee has also discussed with PwC (with respect to the year ended December 31, 2005) and Stegman (with respect to the year ended December 31, 2006) the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from each of PwC and Stegman required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees),  as adopted by the PCAOB in Rule 3600T, and has discussed with each of PwC and Stegman its independence with respect to the Company.

The Company’s policies with respect to pre-approval of non-audit services to be provided by the Company’s independent accountants are discussed below.  The Company is disclosing below fees paid to PwC and Stegman during the past three fiscal years under the heading “Audit and Non-Audit Fees.”

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on March 28, 2006 and that the audited consolidated financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on March 30, 2007.

Submitted by the Audit Committee

Frank E. Williams, Jr. — Chairman
Mark S. Tennenbaum

The information contained in the above report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit and Non-Audit Fees

PwC served as the Company’s independent registered public accounting firm until August 21, 2006.  Stegman served as the Company’s independent registered public accounting firm beginning October 21, 2006.

Audit Fees: Audit fees were for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2006 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the years ended December 31, 2005 and 2006.

Tax Fees: Tax fees were for services related to consulting services provided by PwC and rendered during the year ended December 31, 2004.  Neither PwC nor Stegman provided any tax services to the Company during the years ended December 31, 2005 and 2006.

Audit Fees	Fiscal 2006	Fiscal 2005	Fiscal 2004

PwC
Annual audit of Kaiser Group Holdings, Inc.	$3,500	$105,500	$80,000
Quarterly review procedures	$27,400	$37,700	$30,000
Total	$30,900	$143,200	$110,000

Stegman
Annual audit of Kaiser Group Holdings, Inc.	$39,586	N/A	N/A
Quarterly review procedures	$10,000	N/A	N/A
Total	$49,586	N/A	N/A

Tax Fees
Tax compliance work	—	—	—
Tax consulting—Canada	—	—	$7,459

Total	$80,486	$143,200	$117,459

Policies With Respect to Approval and Pre-Approval of Non-Audit Services

The Audit Committee’s responsibilities include review and pre-approval of all audit and non-audit services performed by the independent registered public accounting firm.  In exercising that responsibility with respect to proposed engagements for non-audit services, the Audit Committee’s Charter requires the Committee to give paramount consideration to the question of whether engagement of the independent registered public accounting firm to perform those services is likely to create a risk that the independence of the independent registered public accounting firm may be impaired.  To that end, the Audit Committee endeavors to exercise its discretion in a manner that will avoid or minimize the risk of impairing the independence of the Company’s independent registered public accounting firm.

The Audit Committee will typically be inclined to approve requests to engage the independent registered public accounting firm to provide those types of non-audit services that are closely related to the audit services performed by the independent registered public accounting firm, such as audit-related services, tax-compliance/return-preparation services, and “due diligence” services relating to transactions that the Company may consider from time to time.  Because such non-audit services bear a close relationship to the audit services provided by the independent registered public accounting firm, the Audit Committee believes that such services will not ordinarily present a material risk of impairing the independence of the independent registered public accounting firm, subject to the Audit Committee’s policy concerning the total amount payable to the independent registered public accounting firm for non-audit services with respect to any fiscal year.

Between meetings of the Audit Committee, the Chairman of the Audit Committee is authorized to review and, where consistent with this policy, to pre-approve non-audit services proposed to be performed by the independent registered public accounting firm that are budgeted for fees of $25,000 or less.  The Chairman must report any pre-approval decisions to the Audit Committee as soon as practicable and in any event at its next scheduled meeting.

Presence at Annual Meeting

A representative of Stegman will be present at the Annual Meeting.  The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.

Compensation Committee

The Compensation Committee (a) reviews and approves (or recommends to the entire Board of Directors) the annual salary, bonus and other benefits (direct and indirect) of the Chief Executive Officer and the other executive officer, (b) reviews and submits to the full Board recommendations concerning, and amendments to, new executive compensation or stock plans, and (c) establishes, and periodically reviews, the Company’s policies in the area of management perquisites.

The Compensation Committee is currently composed of two directors, Mr. Tennenbaum and Mr. Williams.  During 2006, the Compensation Committee was composed of three members, Mr. Bennett, Mr. Tennenbaum and Mr. Williams.  Mr. Bennett was the Chairman of the Compensation Committee in 2006; he resigned as a director and the Chairman of the Compensation Committee effective January 31, 2007.  On the same day, Mr. Tennenbaum was appointed as the Chairman of the Compensation Committee by the Board and continues to serve in this role.  There are currently no specific qualifications to serve on the Compensation Committee, which the Board considers appropriate given the small size of the Board, the limited number of employees of the Company and the Company’s unique situation.

The Compensation Committee met one time during the year ended December 31, 2005 four times during the year ended December 31, 2006.  All three Committee members participated in the meetings held in 2006, and the Chairman of the Compensation Committee was responsible for setting the agenda of each Committee meeting.  The Compensation Committee did not meet in executive session in 2006.  The Company’s named executive officers neither attended any Compensation Committee meetings in 2006 nor participated in any compensation decisions in 2006.  However, Mr. McMinn and Dr. Burakow did play a role in the assessment and design of compensation programs, plans and awards for the Company’s executives.  The Compensation Committee did not retain any outside advisers in 2006.

The Compensation Committee currently operates according to a charter which was adopted on March 19, 2007.  The Compensation Committee’s charter provides the Compensation Committee with the authority to:

o                 Oversee the Company’s compensation structure, policies and programs and assess whether the Company’s compensation structure establishes appropriate incentives for management and employees;

o                 Administer and make recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval;

o                 Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of the goals and objectives and set compensation based on this evaluation;

o                 Set compensation for other executives based on the CEO’s recommendation;

o                 Approve stock option and other incentive awards for the Company’s executives;

o                 Review and approve the design of other benefit plans pertaining to the Company’s executives;

o                 Review and recommend employment and agreements and severance agreements for executives (including change of control provisions);

o                 Approve, amend or modify terms of any compensation or benefit plan that does not require stockholder approval;

o                 Review and discuss with management the Compensation Discussion and Analysis and related SEC disclosure included in the Company’s annual report and proxy statement, recommend to the Board whether the Compensation Discussion and Analysis should be included in the Company’s annual report and proxy statement and prepare the Compensation Committee’s report to be included in the Company’s annual report and proxy statement ; Review the compensation of directors for service on the Board and Board committees, and recommend any changes to this compensation; and

o                 Review succession plans relating to positions held by the Company’s executives and make recommendations for people to fill these positions.

The Compensation Committee’s charter is attached to this proxy statement as Annex B.

Compensation Discussion and Analysis

Compensation Philosophy

The Compensation Committee makes compensation decisions based on the Company’s employee compensation policy, which is tailored to reflect the Company’s unusual circumstances — the small size of the Company and the nature of the Company’s current business, which involves the management and resolution of claims arising out of the continuing bankruptcy proceedings relating to Kaiser Group International, Inc., negotiations and proceedings relating to the Nova Hut project, participating in the affairs of Kaiser-Hill and exploring strategic alternatives for the Company.  The Company’s main compensation goal is to retain a sufficient number of employees to carry out its responsibilities and to evaluate other opportunities that the Company may wish to pursue in the future.  The Board and the Compensation Committee believe it to be in the best interests of the Company to retain a small number of knowledgeable employees and provide these employees with appropriate incentives.

As a result, the Compensation Committee operates under a compensation philosophy that provides the Company’s named executive officers with several elements of compensation, including: (1) competitive base salary; (2) a yearly cash bonus to reward outstanding performance; (3) insurance benefits; and (4) 401(k) plan contributions.

In addition to the compensation discussed above, the Compensation Committee can utilize the Company’s 2002 Equity Compensation Plan to provide additional compensation.  The 2002 Equity Compensation Plan allows the Compensation Committee to award stock options, stock appreciation rights, restricted stock awards, and phantom stock and/or performance shares to key employees, consultants and directors. The 2002 Equity Compensation Plan was implemented to align the goals of the executives and directors with those of the Company’s stockholders.  To date, all grants made under the 2002 Equity Compensation Plan have been made in the form of shares of Common Stock.

Setting Named Executive Officer Compensation

In order to assist the Compensation Committee with its compensation decisions, the performance of the Company’s executive officers is frequently reviewed throughout the year. Each quarter, the Board evaluates the performance of our named executive officers. The Compensation Committee also performs an annual evaluation of executive performance and the salary and bonus programs for each named executive officer.  As a result of the Compensation Committee’s evaluation, the Compensation Committee determines annual bonuses for the executives at the end of each calendar year.  The Compensation Committee has sole discretion to increase or decrease the bonuses paid to the named executive officers each year.  At the end of each fiscal year, the Compensation Committee also evaluates the success of its compensation policies, by examining the Company’s ability to retain and provide appropriate incentives to key executives consistent with industry standards for a public company of Kaiser Holdings’ unique situation.

Fiscal Year 2006 Compensation Actions

Prior to December 2006, Mr. McMinn and Dr. Burakow were serving as named executive officers without employment agreements.  In November 2005, the Compensation Committee set compensation for Mr. McMinn and Dr. Burakow by evaluating performance, gauging the market for senior executive talent and reviewing past pay and performance records. The Compensation Committee examined several metrics during this review, including the success in resolution of outstanding bankruptcy claims and the capture of earnings from the Company’s 50% ownership in the Kaiser-Hill company.

On November 11, 2005, the Compensation Committee determined that, effective September 9, 2005, Mr. McMinn’s compensation for services as President and CEO should include several features: (1) a base salary of $235,000; (2) an annual bonus, not to exceed $235,000; (3) an annual grant of 1,000 shares of Common Stock for service as a director; and (4) a severance package that would provide for six month’s salary (effective September 9, 2004) plus one month’s salary for each subsequent six months employed with the Company, up to a maximum severance payment of one year’s salary.  In addition, the Compensation Committee awarded Mr. McMinn 2,000 shares of Common Stock on November 11, 2005, which represented 1,000 shares for Mr. McMinn’s service on the Board of Directors and a one-time grant of 1,000 shares in lieu of an oral agreement (made when Mr. McMinn was made CEO of the Company) to grant Mr. McMinn 5,000 options to purchase Common Stock.

In addition, on November 11, 2005, the Compensation Committee determined that, effective September 9, 2005, Dr. Burakow’s compensation for services as Senior Vice-President and Treasurer should include several features: (1) a base salary of $180,000; (2) an annual bonus, not to exceed $180,000; and (3) a severance package that would provide for six month’s salary (effective September 9, 2004) plus one month’s salary for each subsequent six months employed with the Company, up to a maximum severance payment of one year’s salary.

On October 9, 2006, the Company and the Compensation Committee determined that it was in the Company’s best interests to enter into three-year employment agreements with Mr. McMinn and Dr. Burakow, in order to retain their services as the Company emerges from Chapter 11 bankruptcy. These agreements also serve to incentivize Mr. McMinn and Dr. Burakow not to leave the Company for more lucrative employment opportunities at other companies.  The employment agreements provide for salary and bonus payments, along with insurance benefits and contributions to each employee’s 401(K) plans (the maximum contribution permitted under prevailing law and regulations, which in 2006 was $44,000).  These agreements also provide for post-termination payments and severance benefits, in addition to health care coverage until Mr. McMinn’s 64th and Dr. Burakow’s 62th birthdays, which the Company believes to be appropriate based on the Company’s circumstances.  Under the employment agreements, the annual cash bonuses will be determined by the Compensation Committee each year.  The employment agreements also contain non-solicit and non-competition provisions; as the Company looks into new business opportunities, the Compensation Committee determined it was important to limit the executives’ ability to leave the Company and work for a competing business entity.  Pursuant to these employment agreements, the Compensation Committee reviewed management’s analysis of Mr. McMinn and Dr. Burakow’s performance and approved 2006 cash bonus payments of $225,000 for each of these named executive officers.

As part of the Compensation Committee’s negotiations with Mr. McMinn and Dr. Burakow regarding these agreements, the Compensation Committee also agreed to develop a long term incentive plan in fiscal 2007.  The Compensation Committee has not yet created this incentive plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers.  In this context, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management, including our Chief Executive Officer, Douglas W. McMinn and our Chief Financial Officer, Nicholas Burakow.  Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and this proxy statement.

Compensation Committee

                           Mark S. Tennenbaum — Chairman

                           Frank E. Williams, Jr.

EXECUTIVE COMPENSATION

The following table shows the compensation received by each person who served as an executive officer of the Company during 2006, and the executive officers that were serving as of December 31, 2006.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Douglas W. McMinn, President and Chief Executive Officer	$236,961	$225,000	$73,600	(3)	$44,222	(4)	$579,783
Nicholas Burakow, Executive Vice President and Chief Financial Officer (1)	183,704	225,000	0		44,222	(5)	452,926
Marian P. Hamlett, Executive Vice President and Chief Financial Officer (2)	47,115	0	0		188,055	(6)	235,170

(1) Dr. Burakow’s appointment as Executive Vice President and Chief Financial Officer was effective April 1, 2006.

(2) Ms. Hamlett’s employment with the Company terminated, effective March 31, 2006.

(3) Represents the grant date fair value of 2,000 shares awarded to Mr. McMinn on February 23, 2006, which include (i) 1,000 shares granted for Mr. McMinn’s service on the Board; and (ii) a one-time grant of 1,000 shares, discussed in the Compensation Discussion & Analysis on page XX of this proxy statement.

(4) Represents a $44,000 Company contribution to Mr. McMinn’s 401(k) Plan and $222 for premiums paid for life insurance.

(5) Represents a $44,000 Company contribution to Dr. Burakow’s 401(k) Plan and $222 for premiums paid for life insurance.

(6) Represents a $44,000 Company contribution to Ms. Hamlett’s 401(k) Plan, a $135,000 severance payment and a $9,000 consulting fee paid pursuant to Ms. Hamlett’s separation agreement, dated February 8, 2006, and $55 for premiums paid on life insurance.

GRANT OF PLAN BASED AWARDS TABLE FOR FISCAL 2006

The table below shows all plan-based awards that the Company made during 2006 to the Named Executive Officers:

	Board		All Other Stock Awards		Grant Date Fair Value of Stock &
Name	Approval Date	Grant Date	Or Units (#)		Option Awards ($)
Douglas W. McMinn	11/10/2005	2/23/06	2,000	(1)	73,600

(1)             The 2,000 shares disclosed for Mr. McMinn were granted under the 2002 Equity Incentive Plan and include: (i) 1,000 shares granted as compensation for his service on the Board; and (ii) a one-time grant of 1,000 shares, in lieu of 5,000 options, which had been orally promised to Mr. McMinn upon appointment as CEO of the Company.  Mr. McMinn’s shares have fully vested.

Employment Agreements and Termination of Employment Arrangements

Employment Agreement with Douglas W. McMinn

Douglas W. McMinn was appointed as President and Chief Executive Officer of the Company effective September 9, 2004.  On December 11, 2006, the Company entered into an Executive Employment Agreement with Douglas W. McMinn (the “McMinn Agreement”) with respect to his employment as the President and Chief Executive Officer of the Company, effective December 4, 2006.

Under the terms of the McMinn Agreement, Mr. McMinn has agreed to continue his service as President and Chief Executive Officer of the Company until December 31, 2009. The McMinn Agreement provides for a base annual salary of $245,000. The McMinn Agreement also provides for health insurance, life insurance and disability insurance coverage from the Company.

The McMinn Agreement provides that Mr. McMinn will receive a performance bonus of $225,000 for 2006.  For each of 2007, 2008 and 2009, Mr. McMinn will be eligible to receive an annual performance bonus, which will be determined each year at the discretion of the Compensation Committee in light of the Company’s compensation policy.

In addition, the McMinn Agreement provides for the following payments and accrued benefits upon termination of the agreement prior to December 31, 2009:

•                  upon termination for any reason, including termination by the Company for “cause” or termination by Mr. McMinn without “good reason”, Mr. McMinn will be eligible to receive his “accrued benefits” from the Company.

•                  upon termination: (1) by the Company without cause or due to disability; (2) by Mr. McMinn due to retirement; or (3) for good reason upon a “change of control” of the Company, the McMinn Agreement provides that Mr. McMinn will be paid any accrued benefits and a severance payment equal to the higher of: (a) eighteen months of Mr. McMinn’s base salary; or (b) the base salary for the number of months calculated by subtracting one-half of the number of months Mr. McMinn has worked under the McMinn Agreement from thirty.

For purposes of the McMinn Agreement:

•                  “Cause” means the executive’s willful neglect or gross negligence in the performance of duties, indictment for or conviction of a felony, gross misconduct resulting in material harm to the Company, or a breach of the confidential information, the non-solicitation, the non-competition, and the non-disparagement provisions of the agreement.

•                  “Change in control” means the first of the following to occur: (1) the persons who constitute the board of directors (the “Board”) as of the effective date of the agreement (or persons approved by at least 75% of the existing members of the Board) cease, for any reason, to constitute at least a majority of the Board subsequent to the effective date of the employment agreement; (2) the shareholders of the Company approve a consolidation or merger of the Company, other than a merger of the Company in which the holders of all classes of stock of the Company prior to the merger hold more than 50% of all combined classes of stock of the surviving corporation after the merger; or (3) substantially all of the Company’s assets are sold or otherwise transferred to parties that are not within “a controlled group of corporations” in which the Company is a member.

•                  “Good reason” means that, without the executive’s written consent, the following events occur: (1) the Company fails to obtain assumption of the employment agreement by any successor to the Company; (2) the relocation of the executive’s principal place of employment more than seventy-five (75) miles from the location prior to the execution of the employment agreement or a requirement that the executive be based anywhere other than the principal place of business; or (3) a reduction of the executive’s base salary.

•                  “Accrued benefits” means earned but unpaid base salary, incentive compensation earned but not yet paid, unpaid expense reimbursements, accrued but unused vacation and any vested benefits that the executive may have under any employee benefit plan of the Company.

The McMinn Agreement also includes non-solicitation and non-competition terms, which prohibit Mr. McMinn from soliciting the Company’s employees or competing with the Company until July 18, 2011.

As of December 31, 2006, if Mr. McMinn had been terminated from the Company, he would have been eligible to receive the following amounts under the following termination scenarios:

Reason for Termination	Payments ($)
Termination for any reason, including for cause	$0	*
Termination without cause	602,292	*
Retirement	602,292	*
Termination upon a change in control	602,292	*

*                    Assumes no unpaid accrued benefits due to Mr. McMinn as of December 31, 2006.

Employment Agreement with Nicholas Burakow

On December 11, 2006, the Company also entered into an Executive Employment Agreement with Dr. Nicholas Burakow (the “Burakow Agreement”) with respect to his employment as the Chief Financial Officer of the Company, effective December 4, 2006.

Under the terms of the Burakow Agreement, Dr. Burakow has agreed to continue his service as Chief Financial Officer of the Company until December 31, 2009.  The Burakow Agreement provides for a base annual salary of $225,000.  The Burakow Agreement also provides for health insurance, life insurance and disability insurance coverage from the Company.

The Burakow Agreement provides that Dr. Burakow will receive a performance bonus of $225,000 for 2006.  For each of 2007, 2008 and 2009, Dr. Burakow will be eligible to receive a annual performance bonus, which will be determined each year at the discretion of the Compensation Committee in light of the Company’s compensation policy.

In addition, the Burakow Agreement provides for the following payments and accrued benefits upon termination of the agreement prior to December 31, 2009:

•                     upon termination for any reason, including termination by the Company for “cause” or termination by Dr. Burakow without “good reason”, Dr. Burakow will be eligible to receive his “accrued benefits” from the Company.

•                     upon termination: (1) by the Company without cause or due to disability; (2) by Dr. Burakow due to retirement; or (3) for good reason upon a “change of control” of the Company, the Burakow Agreement provides that Dr. Burakow will be paid any accrued benefits and a severance payment equal to the higher of: (a) eighteen months of Dr. Burakow’s base salary; or (b) the base salary for the number of months calculated by subtracting one-half of the number of months Dr. Burakow has worked under the Burakow Agreement from thirty.

For purposes of the Burakow Agreement:

•                  “Cause” means the executive’s willful neglect or gross negligence in the performance of duties, indictment for or conviction of a felony, gross misconduct resulting in material harm to the Company, or a breach of the confidential information, the non-solicitation, the non-competition, and the non-disparagement provisions of the agreement.

•                  “Change in control” means the first of the following to occur: (1) the persons who constitute the board of directors (the “Board”) as of the effective date of the agreement (or persons approved by at least 75% of the existing members of the Board) cease, for any reason, to constitute at least a majority of the Board subsequent to the effective date of the employment agreement; (2) the shareholders of the Company approve a consolidation or merger of the Company, other than a merger of the Company in which the holders of all classes of stock of the Company prior to the merger hold more than 50% of all combined classes of stock of the surviving corporation after the merger; or (3) substantially all of the Company’s assets are sold or otherwise transferred to parties that are not within “a controlled group of corporations” in which the Company is a member.

•                  “Good reason” means that, without the executive’s written consent, the following events occur: (1) the Company fails to obtain assumption of the employment agreement by any successor to the Company; (2) the relocation of the executive’s principal place of employment more than seventy-five (75) miles from the location prior to the execution of the employment agreement or a requirement that the executive be based anywhere other than the principal place of business; or (3) a reduction of the executive’s base salary.

•                  “Accrued benefits” means earned but unpaid base salary, incentive compensation earned but not yet paid, unpaid expense reimbursements, accrued but unused vacation and any vested benefits that the executive may have under any employee benefit plan of the Company.

The Burakow Agreement also includes non-solicitation and non-competition terms, which prohibit Dr. Burakow from soliciting the Company’s employees or competing with the Company until October 1, 2011.

As of December 31, 2006, if Dr. Burakow had been terminated from the Company, he would have been eligible to receive the following amounts under the following termination scenarios:

Reason for Termination	Payments ($)
Termination for any reason, including for cause	$0	*
Termination without cause	553,125	*
Retirement	553,125	*
Termination upon a change in control	553,125	*

*                    Assumes no unpaid accrued benefits due to Dr. Burakow as of December 31, 2006.

Separation Agreement with Marian P. Hamlett

On February 8, 2006, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Ms. Hamlett with respect to the termination of her employment with the Company.  Under the terms of the Separation Agreement, Ms. Hamlett remained employed, at her then current annual salary of $175,000, as the Company’s Executive Vice President and Chief Financial Officer until March 31, 2006.

In return for Ms. Hamlett’s compliance with the terms of the Separation Agreement, the Company paid her a lump sum of $35,000, on February 17, 2006.  In addition, subject to Ms. Hamlett’s execution of an addendum attached as Exhibit A to the Separation Agreement, Ms. Hamlett received a lump sum of $100,000, paid on April 21, 2006.  Pursuant to the terms of the Addendum, Ms. Hamlett agreed to provide consulting services to the Company for a period of three months from the Separation Date, for consulting fees of approximately $3,000 per month.  Ms. Hamlett received $9,000 for her consulting services in 2006.

BIOGRAPHICAL INFORMATION OF NON-DIRECTOR EXECUTIVE OFFICER

Biographical information with respect to Mr. McMinn is set forth under “Nominees for Election to the Board of Directors for Terms Expiring at the next Annual Meeting of Stockholders.”  Biographical information with respect to the current Executive Vice President and Chief Financial Officer is set forth below.

Nicholas Burakow, 57, is Executive Vice President, Chief Financial Officer, Secretary and Treasurer.  Dr. Burakow served as Senior Vice President and Treasurer of the Company from 2000 until his appointment as Executive Vice President and Chief Financial Officer, effective April 1, 2006.  In addition, Dr. Burakow has served as Secretary of the Company since 2006.  Dr. Burakow has been a senior officer of the Company and its predecessors for more than 19 years.  Prior to joining the Company, Dr. Burakow served for 12 years in the U.S. Department of State’s Foreign Service, where his last position was Director for Monetary Affairs.  Dr. Burakow is also the President of Global Trade & Invest, Inc., a firm which he co-founded to engage in international trading activities and to provide consulting assistance to companies doing business internationally.  Dr. Burakow holds a Ph.D. in economics from the University of Notre Dame.

OPERATIONS OF THE BOARD OF DIRECTORS

Board Meetings

During the year ended December 31, 2005, the Board of Directors held seven board meetings.  All directors attended 75% or more of the 2005 meetings of the Board of Directors and its committees on which they served.  During the year ended December 31, 2006, the Board of Directors held five board meetings.  All directors attended 75% or more of the 2006 meetings of the Board of Directors and its committees on which they served.

Director Nomination Process

The Board of Directors is responsible for nominating individuals to present to the stockholders as candidates for Board membership and for selecting individuals to fill Board vacancies.  Currently, there is one vacancy on the Board of Directors, which resulted from the resignation of Mr. Jon Bennett from the Board, effective January 31, 2007.  The Board of Directors is in the process of seeking to identify candidates to fill this vacancy, but does not anticipate that the vacancy will be filled prior to the Annual Meeting.  Given the small size of the Board, the Company’s limited operations, and the nature and number of its stockholders, the Board has determined not to establish a Nominating and Governance Committee.

The Board considers the mix of director characteristics, experiences and perspectives and skills that are most appropriate to meet the Company’s needs.  The Board will consider potential nominees submitted by stockholders in accordance with applicable law and the Company’s Bylaws as in effect from time to time.

The Company’s Bylaws provide that nominations of persons for election as directors of the Company may be made by or at the direction of the Board of Directors, by any nominating committee or other person appointed by the directors, or by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 2.2 of the Company’s Bylaws.  Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company.  To be timely, a stockholder’s notice must be received at the Company’s principal executive offices, 9300 Lee Highway, Fairfax, Virginia 22031, not less than 60 days nor more than 90 days prior to the meeting.  In the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely the notice must be received not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.  A stockholder’s notice of nomination must set forth:

(a)             as to each person who is not an incumbent director whom a stockholder proposes to nominate for election or re-election as a director:

(i)               the name, age, business address, and residence address of such person,

(ii)            the principal occupation or employment of such person,

(iii)         the class and number of shares of capital stock of the Company which are beneficially owned by such person, and

(iv)        any other information relating to such person that is required to be disclosed in solicitation for proxies for elections of directors pursuant to the rules and regulations of the Commission under the Exchange Act, and

(b)            as to the stockholder giving the notice:

(i)               the name and record address of such stockholder, and

(ii)            the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder.

Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company if elected.  The Company may require any proposed nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.  Persons nominated by stockholders for election as a director will not be eligible to serve as a director unless nominated in accordance with the foregoing procedures.

Compensation of Directors

Each independent director who is not an employee of the Company is paid $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each meeting of a committee of the Board of Directors of which the director is a member.  The chairman of each committee is paid $750 for attendance at each Board committee meeting.  In addition, each independent director receives an annual retainer of $20,000, payable in advance in quarterly installments, and is reimbursed for expenses incurred in connection with Board service.

In January 2002, the Company adopted a practice of making annual grants of 1,000 shares of Common Stock to each member of the Board of Directors, including employee directors.  In March 2005, the Company amended this practice to allow non-employee directors to elect to receive shares of Common Stock or the equivalent value of such shares in cash as of the date of grant.  If a director receives shares of Common Stock, such grants are made pursuant to the terms of the 2002 Equity Compensation Plan.  Beginning in 2006, the annual stock grant to the Chairman of the Board was increased to 1,250 shares or the equivalent of such shares in cash as of the date of the grant.  On October 24, 2006, the Compensation Committee of the Board of Directors approved a 1,000 share bonus to be paid to Mr. Williams for his service as Chairman of the Board, in recognition of his efforts on behalf of the Company; these shares will paid to Mr. Williams in April 2007.  Other than the stock grant (or cash equivalent) as described above, directors who are employees of the Company do not receive separate cash compensation for their service as directors.

The table below sets forth payments made to each independent director during the year ended December 31, 2006. Mr. McMinn’s compensation for service on the Board of Directors is included with his compensation in the Summary Compensation Table on page 40 of this proxy statement.

Name of Independent Director(1)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)		Total ($)
Jon B. Bennett (2)	$71,000				$71,000
Mark S. Tennenbaum	69,500				69,500
Frank E. Williams, Jr.	31,500	$46,000	$20,000	(5)	97,500

(1)             The compensation Mr. McMinn received for his service on the Board in the year ended December 31, 2006 is reflected in the Summary Compensation Table on page XX of this proxy statement.

(2)             Mr. Bennett resigned from the Board, effective January 31, 2007.

(3)             The amounts in this column include all cash compensation paid to the Company’s independent directors.  For Mr. Bennett, this amount includes: (i) $40,000 in lieu of Company stock for service on the Board; (ii) a $20,000 annual retainer; and (iii) $11,000 for attendance at Board and committee meetings.  For Mr. Tennenbaum, this amount includes: (i) $40,000 in lieu of Company stock for service on the Board; (ii) a $20,000 annual retainer; and (iii) $9,500 for attendance at Board and committee meetings.  For Mr. Williams, this amount includes: (i) a $20,000 annual retainer; and (ii) $11,500 for attendance at Board and committee meetings.

(4)             This column represents the dollar amount of the grant date fair value of stock awards granted during fiscal 2006.  The amount disclosed for Mr. Williams represents the 1,250 shares of Common Stock he received as Chairman of the Board of Directors.  Please see the “Security Ownership of Certain Beneficial Owners and Management” for the aggregate outstanding stock holdings of members of the Board of Directors.

(5)             The amount disclosed represents a retainer paid for Mr. Williams’ service on the Kaiser-Hill Company, LLC Board of Managers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

A person is deemed to be a beneficial owner of the Company’s Common Stock if that person has voting and/or investment power with respect to such Common Stock or has the right to acquire such Common Stock within 60 days.  The following table sets forth information regarding each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock of the Company.

Name and Address of Beneficial Owners of More Than 5% of the Common Stock of the Company	Number of Shares of Common Stock		Percent of Common Stock
James D. Bennett	200,000	(a)	11.2%
Bennett Management Corporation 2 Stamford Plaza, Suite 1501 281 Tresser Boulevard Stamford, CT 06901

Michael E. Tennenbaum	352,899	(b)	19.7%
Tennenbaum & Co., LLC Q 2951 28th Street Suite 210 Santa Monica, CA 90405

Andrew R. Tennenbaum Investment Trust	200,000	(c)	11.2%
1318 San Ysidro Drive Beverly Hills, CA 90210

Mark S. Tennenbaum Investment Trust	200,000	(d)	11.2%
445 24th Street Santa Monica, CA 90402

(a)             As reported on a Schedule 13D dated September 6, 2005, filed with the Commission on September 6, 2005.  Includes 132,493 shares of Common Stock reported to be held by Bennett Restructuring Fund, LP and 67,507 shares of Common Stock reported to be held by Bennett Offshore Restructuring Fund, Inc.

(b)            As reported on a Form 4 dated January 3, 2006, filed with the Commission on January 4, 2006.  Includes 77,924 shares of Common Stock reported to be held by Tennenbaum & Co., LLC and 274,975 shares of Common Stock reported to be held by Michael E. Tennenbaum and Suzanne S. Tennenbaum, as trustees of the Tennenbaum Living Trust.

(c)             As reported on a Form 3 dated January 5, 2006, filed with the Commission on January 5, 2006.  The trustees of the Andrew R. Tennenbaum Investment Trust are Stephen P. Rader and John Mass.

(d)            As reported on a report on Form 3 dated January 5, 2006, filed with the Commission on January 5, 2006.  The trustees of the Mark S. Tennenbaum Investment Trust are Stephen P. Rader and John Mass.

The following table sets forth information as of April 30, 2007 regarding the beneficial ownership of shares of Common Stock by each director who served in 2006 and the executive officers named in the Summary Compensation Table on page 40 of this proxy statement, and by all directors and current executive officers as a group.  The persons as to whom information is given in the table below have sole voting and investment power over the shares beneficially owned by them, unless otherwise noted in the footnotes following the table.  Unless otherwise indicated, the address of each of the persons identified in the table below is:  c/o Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, VA 22031.

Certain Beneficial Owners of Shares of Common Stock of the Company	Number of Shares of Common Stock		Percent of Common Stock (*Less than 1%)
(i) Directors and Nominees for Director
Jon B. Bennett (a)	1,000	(c)	*
Douglas W. McMinn	500	(d)	*
Mark S. Tennenbaum	200,000	(e)	11.2%
Frank E. Williams, Jr.	17,950	(f)	1.0%
(ii) Executive Officers other than Directors
Nicholas Burakow	0	(g)	*
Marian P. Hamlett (b)
(iii) All Directors and Current Executive Officers as a Group (6 Persons)	219,450		12.2%

(a)             Mr. Bennett resigned from the Board, effective January 31, 2007.

(b)            Ms. Hamlett’s employment with the Company terminated effective March 31, 2006.

(c)             Based on a Form 4 dated April 29, 2005, filed with the Commission on April 29, 2005.

(d)            Based on a Form 4 dated March 30, 2006, filed with the Commission on March 30, 2006.

(e)             Shares are held by the Mark S. Tennenbaum Investment Trust.  As reported on a Form 3 dated January 5, 2006, filed with the Commission on January 5, 2006.  The trustees of the Mark S. Tennenbaum Investment Trust are Stephen P. Rader and John Mass.  The address of the trust is 445 24th Street, Santa Monica, CA 90402.

(f)               As reported on a Form 4 dated February 27, 2006, filed with the Commission on March 1, 2006.  Includes (1) 8,550 shares of Common Stock reported to be held by Mr. Williams, (2) 1,000 shares of Common Stock reported to be held by the Williams Family Foundation, (3) 5,800 shares of Common Stock reported to be held by Williams Family LP, (4) 600 shares of Common Stock reported to be held by Mr. Williams as trustee for minor grandchildren and (5) 2,000 shares of Common Stock reported to be held by Mr. Williams’ spouse.

(g)            Based on a Form 3 dated April 3, 2006, filed with the Commission on April 6, 2006.

OTHER MATTERS

Certain Relationships and Related Transactions

  There were no related party transactions in 2006.  When potential related party transactions arise, the Board and management review such transactions and determine if the transactions should be approved.  The Company does not have formal policies governing the review of related party transactions.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of more than 10% of any class of the Company’s equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of the Company’s equity securities.  Persons subject to Section 16 are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms furnished to the Company and written representations from the persons required to file such forms with the Commission, the Company believes that all Section 16(a) filing requirements applicable to officers, directors, except Mr. Williams, and beneficial owners of more than 10% of the equity securities of Kaiser Holdings were satisfied with respect to the years ended December 31, 2006 with the following exceptions.  On February 14, 2006, Mr. Williams filed an untimely Form 4 regarding four transactions that occurred on November 17, 2005.  On March 1, 2006, Mr. Williams filed an untimely Form 4 regarding one transaction that occurred on February 23, 2006.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During 2006, the members of the Compensation Committee were Mr. Bennett, Mr. Williams and Mr. Tennenbaum.  Mr. Bennett resigned as a director effective January 31, 2007.  All members of the Compensation Committee are independent directors, as defined in the Company’s Corporate Governance Principles.  No member of the Compensation Committee is a current or former officer or employee of the Company or any of the Company’s subsidiaries, and no director or executive officer is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Stockholder Proposals

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2008 Annual Meeting of Stockholders may do so by following the procedures prescribed in Commission Rule 14a-8 and Section 1.4 of the Company’s Bylaws.  To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of the meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.  In addition to the requirements of Commission Rule 14a-8, for business to be properly brought before a meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, such notice must be received at the Company’s principal executive offices, 9300 Lee Highway, Fairfax, Virginia 22031, not less than 60 days nor more than 90 days prior to the meeting.  In the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely notice must be received by the Company not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.  A stockholder’s notice with respect to other business to be brought before the 2008 Annual Meeting by such stockholder must set forth as to each matter of business:

(a)               a brief description of such business and the reasons for conducting it at the meeting,

(b)              the name and address of the stockholder proposing such business,

(c)               the class, series, and number of shares of the capital stock of the Company beneficially owned by such stockholder, and

(d)              any material interest of such stockholder in such business.

Under the rules of the Securities and Exchange Commission, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2008 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 9300 Lee Highway, Fairfax, Virginia 22031, to the attention of the Corporate Secretary, no later than Friday, February 29, 2008.

“Householding” Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and accompanying materials.  This means that only one copy of this proxy statement and the 2006 Annual Report may have been sent to multiple stockholders in your household.  If you would like to receive separate copies of the Company’s proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact Douglas W. McMinn, President and Chief Executive Officer, by mail to Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, or by telephone at (703) 934-3413.

Incorporation by Reference

This proxy statement incorporates by reference the 2006 Annual Report, which was filed on March 30, 2007.  The 2006 Annual Report contains important information about the Company and its financial condition.

Copies of the 2006 Annual Report are being mailed to stockholders with this proxy statement.  The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written request of such person, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this proxy statement.  You may obtain a copy of these documents and any amendments thereto by writing to Douglas W. McMinn, President and Chief Executive Officer, at the following address: Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

These documents are also included in the Company’s filings with the Commission, which you may access electronically at the Commission’s website at http://www.sec.gov.

Where You Can Find More Information

        The Reverse Split will result in a “going private” transaction subject to Rule 13e-3 of the Exchange Act.  The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Split.  The Schedule 13E-3, as amended, contains additional information about the Company.  Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Douglas W. McMinn, President and Chief Executive Officer, at the following address: Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the Commission relating to its business, financial and other matters.

Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, DC 20549.  Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300.  Some of this information may also be accessed through the Commission’s Internet address at http://www.sec.gov.

By Order of the Board of Directors

/s/ Nicholas Burakow
Nicholas Burakow, PhD
Secretary

Fairfax, Virginia
May 1, 2007

APPENDIX A

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION OF
KAISER GROUP HOLDINGS, INC.

        Kaiser Group Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of Delaware General Corporation Law, DOES HEREBY CERTIFY:

        FIRST:    Article FOURTH of the Corporation’s Certificate of Incorporation be, and hereby is, amended by adding the following Section 3 to  the end thereof:

 Section 4.3.           Reverse Stock Split.

       (a) Effective the close of business on [                        ], 2007 (the “Effective Time”) each one (1) share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one-twentieth (1/20th) of one (1) share of fully paid and nonassessable Common Stock of the Corporation (“New Common Stock”), subject to the treatment of fractional share interests described below.

        (b) Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the Corporation, a book entry (direct registration) or a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive a book entry (direct registration) representing the New Common Stock or New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

        (c) No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by $[     ].

        SECOND:    That the Board of Directors of the Corporation approved the foregoing amendment at a meeting of the Board and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

        THIRD:    That the stockholders of the Corporation entitled to vote thereon approved the foregoing amendment in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation in accordance with the applicable provisions of the Delaware General Corporation Law, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and that the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation as of [                        ], 2007.

KAISER GROUP HOLDINGS, INC.

By:
Nicholas Burakow, Secretary

ANNEX A

KAISER GROUP HOLDINGS, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
ADOPTED DECEMBER 10, 2003

I.                                         Audit Committee Purpose and Responsibilities

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others, reviewing with management and the independent auditors the systems of internal control that management has established for finance, accounting and legal compliance, selecting and reviewing the performance of the independent auditors, and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Audit Committee will meet its oversight responsibilities by carrying out the enumerated responsibilities listed below in Section III. The Audit Committee shall be given full and direct access to the Company’s Board Chairman, management and independent auditors as necessary to carry out its responsibilities. To the extent the Company has an internal audit function, it shall report to the Audit Committee as well as management, and the Audit Committee shall have the right to direct the internal audit function, if any, to perform such tasks as the Audit Committee may deem necessary or appropriate and to report directly to the Audit Committee in respect of such tasks. The Audit Committee shall have the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts the Audit Committee deems necessary or advisable in the performance of its duties.

The Audit Committee’s function is one of oversight only; both management and the independent auditors have more time and more knowledge of, and detailed information concerning, the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The existence and functioning of the Audit Committee do not relieve the Company’s management from its responsibility for preparing financial statements that accurately and fairly present the Company’s financial results and condition, or the independent auditors from their responsibilities relating to the audit or review of financial statements.

II.                                     Audit Committee Composition and Meetings

The Audit Committee shall be comprised of two or more directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”).

Audit Committee members shall be appointed by the Board, and may be removed by the Board at any time. All members of the Audit Committee should be able to read and understand financial statements, including a balance sheet, income statement and cash flow statement.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its effort to foster communication, the Audit Committee should meet privately in executive session at least annually with each of management and the independent auditors to discuss any matters the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures. If an Audit Committee Chair is not designated or present, a majority of the members of the Audit Committee may designate a Chair.

III.                                 Audit Committee Responsibilities and Duties

A.                                    Review Procedures

1.  Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

2.  Review the Company’s annual audited financial statements, related disclosures, and annual reports, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” portion of the Company’s Annual Report on Form 10-K, prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments, including those matters required to be discussed under Statement on Auditing Standards No. 61 (“SAS No. 61”).

3.  Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements and reports on Form 10-Q prior to filing or distribution, including any certification, report, or opinion therein. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4.  Consider and approve, if appropriate, major changes to the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

B.                                    Control Processes

5.  Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

6.  Review the disclosures made by the Company’s Chief Executive Officer and Chief Financial Officer regarding compliance with their certification requirements under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s internal controls for financial reporting and disclosure controls and procedures.

7.  Following completion of the annual audit, review separately with the independent auditors any significant disagreements between management and the independent auditors or difficulties encountered in connection with the course of the audit.

8.  Make and approve recommendations to change or improve the financial and accounting practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles and evaluate the implementation of such changes or improvements.

C.            Independent Auditors

9.  The independent auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the independence and performance of the auditors and shall have the sole authority to retain the independent auditors or terminate the auditors when circumstances warrant, including the sole authority to approve all audit engagement fees and terms and all non-audit services to be provided by the independent auditors. More specifically, the Audit Committee must pre-approve all non-audit services to be provided by the independent auditors in accordance with the attached Statement of Policy on the Pre-Approval of Engagements for Non-Audit Services.

10.  On an annual basis, the Audit Committee shall obtain a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company and shall review discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. The Audit Committee is responsible for determining the independence of the auditors.

11.  Review the independent auditors’ audit plan: discuss scope, staffing, locations, reliance upon management, and general audit approach.

12.  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS No. 61.

13.  Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

14.  Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

D.                                    Legal Compliance

15.  On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

E.                                      Other Audit Committee Responsibilities

16.  Annually prepare a report to stockholders as required by the SEC that discloses whether the Audit Committee has reviewed the financial statements with management and discussed SAS No. 61 and Independence Standards Board Standard No. 1 with the independent accountants, and if the Audit Committee has recommended to the Board that the audited financial statements be included in the Form 10-K. The report should be included in the Company’s annual proxy statement.

17.  Oversee the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Corporate Code of Conduct.

18.  Engage such independent professional advisors and counsel as the Audit Committee determines are necessary or appropriate, with due regard to cost, to carry out its functions as set forth in this Charter. The Company shall provide appropriate funding for the payment of such services.

19.  Approve all related party transactions, as defined by relevant NASDAQ rules, to which the Company is a party.

20.  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, disclosure procedures or auditing matters and (b) the confidential, anonymous submission by employees, officers or directors of concerns regarding questionable accounting or auditing matters.

21  .Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

22.  Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

ANNEX B

KAISER GROUP HOLDINGS, INC.
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
ADOPTED MARCH 19, 2007

1.             Members.  The Board of Directors of Kaiser Group Holdings, Inc. (the “Company”) appoints a Compensation Committee of at least two members and designates one member as chairperson.  Additionally, members of the Compensation Committee must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

2.             Purpose, Duties, and Responsibilities.  The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the Company’s executive officers and directors.  The duties and responsibilities of the Compensation Committee are to:

(a)                      Oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives for management and employees.

(b)                     Administer and make recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval.

(c)                      Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

(d)                     Set the compensation of other executive officers based upon the recommendation of the CEO.

(e)                      Approve stock option and other stock incentive awards for executive officers.

(f)                        Review and approve the design of other benefit plans pertaining to executive officers.

(g)                     Review and recommend employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements.

(h)                     Approve, amend or modify the terms of any compensation or benefit plan that does not require shareholder approval.

(i)                         Review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and related disclosures that Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual report and proxy statement, recommend to the Board based on such review and discussions whether the CD&A should be included in the annual report and proxy statement, and prepare the Compensation Committee report required by SEC rules for inclusion in the Company’s annual statement and proxy statement.

(j)                         Review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board.

(k)                      Review periodically succession plans relating to positions held by executive officers, and make recommendations to the Board regarding the selection of individuals to fill these positions.

(l)                         Annually evaluate the performance of the Compensation Committee and the adequacy of the committee’s charter.

(m)                   Perform such other duties and responsibilities as are consistent with the purpose of the Compensation Committee and as the Board or the committee deems appropriate.

3.             Subcommittees.  The Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the committee.

4.             Outside Advisors.  The Compensation Committee will have the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

5.             Meetings.  The Compensation Committee will meet as often as may be deemed necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Compensation Committee determines.  The majority of the members of the Compensation Committee constitutes a quorum.  The Compensation Committee will report regularly to the full Board with respect to its activities.

Proxy Card

Proxy Solicited on Behalf of the Board of Directors of the Company for the
Annual Meeting of Stockholders on Wednesday, June 27, 2007

P R O X Y

The undersigned hereby appoints Douglas W. McMinn and Frank E. Williams, Jr. and each of them, as his or her proxies, each with full power of substitution and resubstitution, to vote all of his or her shares of capital stock of Kaiser Group Holdings, Inc. at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 27, 2007, at 10:30 a.m. (EDT), and at any postponement(s) or adjournment(s) thereof, with the same authority as if the undersigned were personally present.

This Proxy, when properly executed, will be voted in the manner directed by the Stockholder. If no direction is given, this Proxy will be voted FOR the reverse stock split in Item 1 and all of the nominees listed in Item 2.

☒	Please mark your votes as in this example

The Board of Directors recommends a vote FOR the Approval of the Amendment to the Certificate of Incorporation to Effectuate a One for 20 Reverse Stock Split.

		For	Against	Abstain
1.	APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECTUATE A ONE FOR 20 REVERSE STOCK SPLIT	☐	☐	☐

The Board of Directors recommends a vote FOR the election of each director.

		For All	Withhold All	For all Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
2.	ELECTION OF DIRECTORS	☐	☐	☐
Douglas W. McMinn Mark S. Tennenbaum and Frank E. Williams, Jr.

NOTE:    Please sign below using the full name in which your stock is registered. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your full title as such. If the undersigned is a corporation, please sign full name by duly authorized officer.

The undersigned hereby revokes all proxies heretofore given by the signer to vote at said meeting or any postponement(s) or adjournment(s) thereof.

SIGNATURE(S)	DATE